Exhibit 4.1

PRUDENTIAL PLC

RULES OF THE PRUDENTIAL DEFERRED ANNUAL INCENTIVE

PLAN

2013

As approved by the Remuneration Committee of the board of directors of the Company on 30
September 2013 and as amended by the Remuneration Committee on 27 June 2017, 26 June 2018
14 May 2019, 27 February 2020 and 28 February 2022

560325860

Table of Contents

Contents		Page

1	Interpretation and definitions	2

2	Eligibility	3

3	Terms of Awards	4

4	Granting Awards	4

5	No transfer of Awards and Awards not pensionable	5

6	Rights issues and variations of capital	5

7	Vesting	5

8	Adjustment and Clawback of Awards	6

9	Exercise and lapse of Nil-Cost Options	8

10	Leaving employment, death and other lapse	8

11	Sale of employer and takeover of Prudential	9

12	Demergers and significant distributions	10

13	Tax	10

14	General	11

15	Changing the Plan	14

16	Governing law and jurisdiction	14

SCHEDULE 1		15

SCHEDULE 2 United States		17

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1	Interpretation and definitions
1.1	Definitions

In these rules (including in any Schedule to these rules, unless the same term is defined in the Schedule):

“Award” means a right to acquire Shares (which can take the form of a Conditional Award or a Nil-Cost Option or a Restricted Share Award) granted under the Plan;

“Bonus” means in respect of an Award, the amount of a Participant’s annual bonus for the financial year by reference to which the Award is granted;

“Cause” means termination of employment in circumstances which entitle a Participant’s employer to dismiss him summarily under the terms of his employment contract or under the law of the jurisdiction applicable to the Participant’s employment at the time of such termination;

“Company” means Prudential plc;

“Conditional Award’ means a right to acquire Shares for free on Vesting;

“Control” means, in relation to a body corporate, the power of a person to secure:

(a)	by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or
(b)	by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person and Controlled will be construed accordingly;

“Date of Grant” means, in respect of an Award, the date confirmed as the date of grant in accordance with rule 3.1 of the Plan;

“Dealing Restrictions” means any restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company based on the Model Code of the UK Listing Authority for transactions in securities by directors, certain employees and persons connected with them;

“Dividend Equivalent” means a right to have the number of Shares subject to an Award increased on Vesting as described in rule 7.5;

“Exchange Rate” means, for any day, the average exchange rate between any two currencies quoted in the Financial Times for the period of 30 consecutive days ending with the day before that day;

“Grantor” means the Member of the Group or the trustee of any employee trust who has agreed before the Date of Grant to be the Grantor in relation to an Award or, if no company or trust has so agreed, the Company;

“Group Remuneration Committee” or “Remuneration Committee” means the Remuneration Committee of the board of directors of the Company or any other duly authorised committee or other body of persons to whom the Group Remuneration Committee delegates some or all of its functions or, where a discretion is to be exercised

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under rule 11, those people who were the Group Remuneration Committee immediately before the event by virtue of which that rule applies or will apply;

“Hong Kong Stock Exchange” means the Stock Exchange of Hong Kong Limited or any successor entity;

“London Stock Exchange” means London Stock Exchange plc;

“Market Value” means, on any day, the average of the middle market closing quotation of a Share as derived from the Daily Official List of the London Stock Exchange (or from any other stock exchange on which Shares are listed) over the period of 3 consecutive trading days immediately preceding that day or, at the discretion of the Remuneration Committee, either (a) the middle market quotation of the closing price for a Share as so derived for the immediately preceding day or on the day itself or (b) any such quotation or price on such other trading day or trading days as the Remuneration Committee considers to be appropriate in the circumstances;

“Member of the Group” means:

(i)	the Company; and
(ii)	its Subsidiaries from time to time; and

“Nil-Cost Option” means a right to acquire Shares at the option price specified at the Date of Grant (which could be a nominal price);

“Participant” means a person holding an Award or his personal representatives;

“Plan” means these rules known as the “Prudential Group Deferred Annual Incentive Plan 2013” as changed from time to time;

“Release Date” is the date or dates on which Shares are transferred to a Participant in satisfaction of an Award;

“Relevant Employee Share Plan” means an employee share plan operated by a Member of the Group, other than an employee share plan which has been registered with HM Revenue & Customs for the purposes of the Income Tax (Earnings and Pensions) Act 2003;

“Restricted Share Award” means a right to Restricted Shares;

“Restricted Shares” means Shares granted under Schedule 1 to the Plan;

“Shares” means fully paid ordinary shares in the capital of the Company or American Depositary Receipts in respect of one or more such shares;

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006;

“Vesting” means, in the case of a Conditional Award, a Participant’s right to Shares becoming unconditional and, in the case, of a Nil-Cost Option, the Nil-Cost Option becoming exercisable, each as described in rule 7;

“Vesting Date” is the date or dates on which an Award will normally Vest which will be determined for each Award as described in rule 3.1.2.

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1.2	Schedules

In the event of any conflict between a Schedule to these rules applicable to any Award and the rest of these rules, the Schedule will prevail.

2	Eligibility

The Remuneration Committee may select any employee of a Member of the Group who has been awarded a Bonus to participate in the Plan.

3	Terms of Awards
3.1	Terms to be set at grant

On or before the grant of an Award or the payment of a Bonus, the Remuneration Committee will determine:

3.1.1	the amount or percentage of the Bonus which would otherwise be payable to the Participant which will be paid to him in the form of an Award;
3.1.2	the Vesting Date or Vesting Dates of the Award to be made;
3.1.3

whether the Award will take the form of a Nil-Cost Option or a Conditional Award or a Restricted Share Award (and, if it does not, the Award will take the form of a Conditional Award) provided that the form which the Award takes may be changed prior to its Vesting, if the Company and the Participant agree, to be a Nil-Cost Option, a Conditional Award or a Restricted Share Award, as the case may be;

3.1.4	whether the Award will carry Dividend Equivalents in accordance with rule 7.5 (and it will, unless the Remuneration Committee decides otherwise);
3.1.5	the Date of Grant (or if it does not, the Date of Grant will be confirmed when the Award is communicated to the Participant);
3.1.6	whether the Award is subject to clawback provisions in accordance with Rule 8.4;
3.1.7	which Schedules will apply to the Award (in addition to any which apply by virtue of rule 3.2); and
3.1.8	any other terms or conditions to be applicable to the Award, at the discretion of the Remuneration Committee.
3.2	Application of Schedules

Schedule 1 will apply to Awards which take the form of Restricted Shares. Schedule 2 will apply to Awards made to a Participant who is subject to taxation under the laws of the United States of America.

3.3	Number of Shares subject to Award

The number of Shares subject to each Award will be the amount of the Bonus which would otherwise be payable to the Participant which is to be paid in the form of an Award (see rule 3.1.1) divided by the Market Value of a Share on the Date of Grant, rounded down to the nearest whole Share.

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The Bonus shall be converted into the currency in which Shares are traded (if different to that in which the Bonus is to be paid) using the Exchange Rate.

4	Granting Awards
4.1	Documentation of Awards

Awards will be granted by deed. Each Participant will be sent an award certificate and/or an award letter on or as soon as practicable after the Date of Grant (and the award certificate may be the deed granting the Award or another document). The certificate and/or the award letter will summarise the terms which have been set in relation to the Award under rule 3.1.

The deed and certificate will be sent on such basis as may be determined by the Share Plan Committee (not inconsistent with these rules and the decisions made under rule 3) and will be issued in relation to any Award, only with the approval of that committee. The ‘Share Plan Committee’ is the committee established by the board of the Company to administer the Plan.

4.2	Time when Awards may be granted

As soon as reasonably practicable after the announcement of the Group’s annual results for the financial year when the number of Shares subject to the Award can be determined (having regard to any Dealing Restrictions), the Company will grant to each Participant an Award over the number of Shares determined under rule 3.3. An Award may be granted at any other time, subject to any Dealing Restrictions, if the Remuneration Committee determines that this is appropriate.

5	No transfer of Awards and Awards not pensionable

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If, in breach of this rule, a Participant transfers, assigns or disposes of an Award or rights, whether voluntarily or involuntarily, the relevant Award will immediately lapse. This rule 5 does not apply to the transmission of an Award on the death of a Participant to his personal representatives.

Neither an Award nor any benefit in respect of the Plan is pensionable.

6	Rights issues and variations of capital

If there is a variation in the equity share capital of the Company, including a capitalisation, sub-division, consolidation or reduction of share capital or if there is a rights issue, demerger (in whatever form), special dividend or exempt distribution for tax purposes or other distribution in specie, the number of Shares and/or the kind of securities comprised in each Award may be adjusted in any way (including retrospective adjustments) which the Group Remuneration Committee considers appropriate to take account of the effect of the transaction on the value of Awards.

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7	Vesting
7.1	Normal Vesting

Subject to the rest of these rules, an Award will Vest on each Vesting Date as to the relevant number of Shares (increased as described in rule 7.5 if applicable).

Unless the Vesting of an Award on each Vesting Date and the subsequent delivery of Shares in respect of it do not give rise to any dealing which would be a Dealing Restriction, the Award will Vest as soon as is practicable after the Dealing Restriction no longer applies.

7.2	Consequences of Vesting for Conditional Awards

Subject to the rest of this rule 7 and to rule 13, to the extent a Conditional Award Vests, the Grantor will procure that the relevant number of Shares is transferred to or to the order of the Participant within 30 calendar days of the date on which it Vests.

7.3	Consequences of Vesting for Nil-Cost Options
7.3.1

Subject to Rule 7.1 and Rule 8, the Participant may exercise a Nil-Cost Option from the date on which it Vests. He may exercise it only in respect of the number of Shares in respect of which it has Vested.

7.3.2

Subject to the rest of this rule 7 and to rule 13, the Grantor will procure that the relevant number of Shares are transferred to or to the order of the Participant within 30 calendar days of the date on which it is validly exercised.

7.4	Cash equivalent

The Remuneration Committee may decide, if it is appropriate for legal, regulatory or tax reasons, to make a cash payment to a Participant, in lieu of delivering Shares, of an equivalent value to the Shares on the date of Vesting (or the date of exercise in the case of a Nil-Cost Option), including any additional Shares under rule 7.5.but subject to any necessary deductions required by law.

7.5	Dividend equivalents

If an Award carries Dividend Equivalents, the number of Shares subject to it will be enhanced on the basis determined by the Remuneration Committee, which may be by increasing the number of Shares comprised in the Award (including any additional Shares previously added to it under this rule 7.5) by an additional number of Shares having a Market Value on the record date of the dividend or when it is paid (or on such other date as the Remuneration Committee may determine) equivalent to the gross or net amount of the dividend to take account of all dividends the record date for which falls between the Date of Grant and the Release Date.

The number shall be rounded down to the nearest whole Share and for the purpose of this rule 7.5, dividends means ordinary dividends paid in respect of Shares, unless the Remuneration Committee determines otherwise in any particular case. It will not include any distribution in respect of which an adjustment is made under rule 6.

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The Participant’s entitlement to an increased number of Shares under his Award under this rule 7.5 may, at the Remuneration Committee’s discretion, be satisfied with a cash payment of an equivalent value to those additional Shares but subject to any necessary deductions required by law, notwithstanding that the remainder of the Award is satisfied with Shares.

8	Adjustment and Clawback of Awards
8.1	Review of Awards
8.1.1	Prior to an Award Vesting, the Group Remuneration Committee may, in its absolute discretion, determine that an Award should be adjusted if it decides that:
(i)

a business decision taken after the start of the financial year to which the Bonus relates by the business unit in which the Participant works at the time of the decision has resulted in a material breach of any law, regulation, code of practice or other instrument which applies to companies or individuals within the business unit;

(ii)	there is a materially adverse restatement of the accounts for the year to which the Bonus relates:
(a)	of the business unit in which the Participant worked at any time in that year; and/or
(b)	of any Member of the Group which is attributable to incorrect information about the affairs of that business;
(iii)

in respect of any Award granted on or after 27 February 2020, the calculation of the Bonus in respect of which an Award was granted or of the number of Shares subject to an Award was based on erroneous or misleading data or was otherwise incorrect; or

(iv)	in respect of any Award granted on or after 27 February 2020, the Participant's personal conduct during either such years or the period between the Date of Grant and the Vesting Date has:
(a)	resulted in the Company, or any Member of the Group, suffering significant reputational or financial damage;
(b)	the potential to cause significant reputational or financial damage to the Company or any Member of the Group; and/or
(c)	resulted in the material breach of a Member of the Group's business code of conduct or law.
8.1.2	If rule 8.1.1 applies, the Group Remuneration Committee will make the same decision in respect of all Participants who work for the same business unit at the time of the decision.
8.2	Postponement of Vesting Date

Where the Committee considers that there are circumstances that require further investigation or review which may, following such investigation or review, lead to a

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determination that an Award should be adjusted under Rule 8.1, the Committee may postpone the Vesting Date applicable to the whole or part of that Award (at its discretion) to such later date as the Committee determines. If the Committee determines to postpone the Vesting Date of an Award then the Committee will notify the affected Participant(s) of that postponement and of the estimated date by which such further investigation or review will be concluded. Following completion of such further investigation or review the Committee will, subject to any adjustment to be made under Rule 8.1, determine the revised Vesting Date for that Award.

8.3	Adjustment of Awards

Following any review under Rule 8.1, the Group Remuneration Committee may determine that any Award which has not yet Vested be adjusted, by reducing the number of Shares in respect of that Award as the Group Remuneration Committee believes to be appropriate (including to zero). The Shares which may be adjusted may include any Shares which represent any dividends in accordance with Rule 7.5. Any Participant affected by an adjustment will be notified of this in writing as soon as practicable.

8.4	Clawback

Unless the Remuneration Committee determines otherwise at the time an Award is made, the Remuneration Committee may exercise its powers under this Rule 8.4 in respect of any Award made on or after 1 January 2015 to a Participant who is a member of the Group Executive Committee.

This Rule 8.4 applies in circumstances where at any time before the fifth anniversary of the end of the relevant financial year or other period in respect of which the relevant Bonus was payable the Remuneration Committee determines in its absolute discretion that:

(i)	there is a materially adverse restatement of the Company’s published accounts in respect of any financial year by reference to which (in whole or part) the Bonus was calculated;
(ii)

it becomes apparent that a material breach of a law or regulation took place during either such years or the period between the Date of Grant and the Vesting Date which resulted in significant harm to the Company or its reputation;

(iii)

in respect of any Award granted on or after 27 February 2020, the calculation of the Bonus in respect of which an Award was granted or of the number of Shares subject to an Award was based on erroneous or misleading data or was otherwise incorrect; or

(iv)	in respect of any Award granted on or after 27 February 2020, the Participant’s personal conduct during either such years or the period between the Date of Grant and the Vesting Date has:
(a)	resulted in the Company, or any Member of the Group, suffering significant reputational or financial damage;
(b)	the potential to cause significant reputational or financial damage to the Company or any Member of the Group; and/or

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(c)	resulted in the material breach of a Member of the Group’s business code of conduct or law.

If, in respect of any Award granted on or after 27 February 2020, an investigation into the conduct or actions of any Participant or any Member of the Group has started before, but has not been completed by, the fifth anniversary of the end of the relevant financial year or other period in respect of which the relevant Bonus was payable, the Remuneration Committee may, in its absolute discretion, determine that the provisions of this Rule 8.4 may be applied to that Award until such later date as the Remuneration Committee may determine to allow that investigation to be completed and the Remuneration Committee to consider the outcome of the investigation.

If this Rule 8.4 applies then the Remuneration Committee may, to the extent that it considers appropriate, taking account (in the case of (i) and (ii) above) of the extent of each Participants’ responsibility for the relevant restatement or breach, determine in its absolute discretion:

(a)	in respect of Awards granted prior to 27 February 2020:
(i)

in respect of any Conditional Awards which have vested or Nil-Cost Options that have been exercised that the relevant Participant must repay to the Company by way of clawback an amount in cash up to the net value of the Shares he received at the date the Award vested or was exercised (as the case may be) (based on the share price at that date) after deductions were made for tax and employee social security contributions. Following any such determination the Participant shall make payment of the relevant amount within 28 days of the Participant being given notice of such determination.

If a Participant should fail to make payment within that period then, without prejudice to any other remedies which the Company may have, the Remuneration Committee may make a reduction of an equivalent amount to (i) any unvested Awards which the Participant may have under the Plan or any other employee share scheme operated by the Company and/or (ii) any future bonus payment which would otherwise have been payable, and/or (iii) any salary payments or other remuneration which are due or would otherwise have been payable, in each case, to the extent permitted under applicable law; and

(iii)	in respect of any Nil-Cost Options that have not been exercised, to reduce the number of Shares subject to the Nil-Cost Option or to cancel the Nil-Cost Option in its entirety; or
(b)

in respect of Awards granted on or after 27 February 2020, in place of requiring the Participant to take the action referred to in the first paragraph of (a)(i) above (which it may still do, in its discretion):

(i)	reduce the amount of any future payments made on or after 27 February 2020 in connection with the Plan or under any other discretionary bonus or incentive arrangements;

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(ii)

reduce the number of Shares that would become available to the Participant upon the vesting of any unvested share award granted under any Relevant Employee Share Plan on or after 27 February 2020 and held by the Participant; and/or

(iii)

reduce the number of shares over which a vested but unexercised share award granted under any Relevant Employee Share Plan on or after 27 February 2020 and held by the relevant Participant may be exercised on such basis that the Remuneration Committee considers in its absolute discretion to be fair, reasonable and proportionate (which may include the recovery of the pre-tax value of the Shares that the Remuneration Committee determines should be recovered).

The Remuneration Committee may take any action referred to in paragraphs (b)(i) to (iii) above to give effect to the operation of any withholding or recovery provisions similar to this rule 8.4 in any Relevant Employee Share Plan, discretionary bonus plan or other incentive arrangement operated by a Member of the Group.

9	Exercise and lapse of Nil-Cost Options

A Nil-Cost Option can be exercised for the period of six months from the date it Vests at the end of which it will lapse.

A Nil-Cost Option can only be exercised by written notice to the Company or the Grantor in such form (including electronic form) as the Share Plan Committee or the Remuneration Committee may specify and on payment of the specified option price (if any). The date of exercise of the Nil-Cost Option will be the date of actual receipt of the notice.

10	Leaving employment, death and other lapse
10.1	Ceasing to be an employee other than as set out in Rule 10.2 and Rule 10.3

Except where rule 10.2 or rule 10.3 applies or where the Participant’s employer is sold (see rule 11), if a Participant ceases to be an employee of a Member of the Group, his Award will continue in effect, subject to the rules of the Plan, unless the Remuneration Committee determines that it may Vest on or soon after the date the employment ceases, on such basis as the Remuneration Committee may specify. If, in accordance with Rule 3.1.7, an Award was granted on the basis that it will lapse on specified cessation of employment circumstances, it shall lapse in accordance with those circumstances.

10.2	Cause

An Award which has not Vested will immediately lapse if:

10.2.1	the Participant ceases to be an employee for Cause; or
10.2.2	after he has ceased to be an employee, facts emerge which, if known at the time of cessation, would have amounted to Cause.

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10.3	Death

If a Participant dies, the Award will Vest in full on the date of death.

11	Sale of employer and takeover of Prudential
11.1	Exchange or Vesting on a Takeover or sale of employer

If there is a Takeover or if the Participant’s employer is sold, the Group Remuneration Committee, in its absolute discretion, will decide whether an Award will:

11.1.1	Vest in part or in full on the Takeover or sale becoming effective (and if the Award is a Nil-Cost Option, when it will lapse to the extent not exercised); and/or
11.1.2	continue in accordance with the rules of the Plan; and/or
11.1.3

lapse and, in exchange, the Participant will be granted an award under any other share or cash incentive plan which the Group Remuneration Committee, in its absolute discretion, considers to be broadly equivalent to the Award; and/or

11.1.4	be exchanged in accordance with rule 11.2.

Alternatively, the Group Remuneration Committee may allow the Participant to choose from two or more of the choices above.

For the avoidance of doubt, the Group Remuneration Committee need not make the same decision in relation to all affected Awards.

There is a “Takeover” if:

11.1.5	a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares; or
11.1.6	a court sanctions a compromise or arrangement under section 895 of the Companies Act 2006 in connection with the acquisition of Shares.

A Participant’s employer is sold if:

11.1.7	the Participant’s employing company ceases to be under the Control of the Company;
11.1.8

there is a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group nor any other company which is designated by the Group Remuneration Committee to be an associated company.

11.2	Exchange of Awards

If an Award is to be exchanged, the following provisions will apply:

11.2.1	The new award will be in respect of shares in any body corporate determined by the company offering the exchange.
11.2.2	The new award shall have equivalent terms as the Award that was exchanged.
11.2.3	The new award will be treated as having been acquired at the same time as the Award that was exchanged and will Vest in the same manner and at the same time.

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11.2.4	The new award will be subject to the rules as they last had effect in relation to the Award that was exchanged.
11.2.5

With effect from the exchange, the rules will be construed in relation to the new award as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the body corporate determined under rule 11.2.1.

12	Demergers and significant distributions

If the Group Remuneration Committee becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super dividend or other transaction not falling within rule 11 (takeovers) which, in the opinion of the Group Remuneration Committee, would affect the current or future value of any Award, the Group Remuneration Committee, may, acting fairly, reasonably and objectively, in their discretion, allow some or all Awards to Vest wholly or in part.

The Group Remuneration Committee will notify any Participant who is affected by its exercising its discretion under this rule.

13	Tax

The Participant will be responsible for all taxes, social security contributions or other levies arising in connection with the grant, Vesting, exercise, surrender or transfer of any Award and the transfer of Shares in connection with it or the payment or deferral of any Bonus. Notwithstanding anything else in these rules, the Company, any employing company or the trustee of any employee benefit trust from which Shares may be provided may make such arrangements as it considers necessary to recover the amount of any such liability from the Participant. These arrangements may include:

(i)	selling sufficient Shares on behalf of the Participant and retaining the proceeds; or (ii) reducing the number of Shares to be transferred to the Participant under the Plan; or
(iii)	deducting any amount from any cash payment due to the Participant under the Plan or otherwise.
14	General
14.1	Rights attaching to Shares

The Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the date of transfer. He will not be entitled to rights before that date.

14.2	Shares to be listed

If and so long as Shares are listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange (or, if the Remuneration Committee so determines, the Hong Kong Stock Exchange), the Company will apply for listing of any Shares issued (on the London Stock Exchange or, if the Remuneration Committee so determines, the Hong Kong Stock Exchange) under the Plan as soon as practicable after their allotment.

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14.3	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force anywhere in the world. The Participant will be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent.

14.4	Articles of association

Any Shares acquired pursuant to Awards are subject to the articles of association of the Company from time to time in force.

14.5	Documents sent to shareholders

The Company need not send to Participants copies of any documents or notices normally sent to the holders of its Shares.

14.6	Committee’s decisions final and binding

The decision of the Group Remuneration Committee on the interpretation of the rules or in any dispute relating to Bonuses or Awards or any other matter relating to the Plan will be final and conclusive.

14.7	Costs

Each employing company will, if requested by the Company, reimburse the Company for any costs incurred in connection with Bonuses or Awards made to employees of that company.

14.8	Relationship of the Plan to the Participant’s employment
14.8.1	For the purposes of this rule, “Employee” means any Participant, any person who is eligible to become a Participant or any other person.
14.8.2	This rule applies:
(i)	whether the Company has full discretion in the operation of the Plan, or whether the Company could be regarded as being subject to any obligations in the operation of the Plan;
(ii)	during an Employee’s employment or employment relationship; and
(iii)	after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.
14.8.3

Nothing in the rules or the operation of the Plan forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and his employer are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment relationship.

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14.8.4	The grant of Bonuses or Awards on a particular basis in any year does not imply any right to or expectation of the grant of Bonuses or Awards on the same basis, or at all, in any future year.
14.8.5	No Employee is entitled to participate in the Plan, or be considered for participation in it, at a particular level or at all.
14.8.6

Without prejudice to an Employee’s right to acquire Shares on the Vesting of an Award and subject to and in accordance with the express terms of the rules and any performance condition, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to a Bonus or an Award. Any and all discretions, decisions or omissions relating to the Award may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this rule.

14.8.7	No Employee has any right to compensation for any loss in relation to the Plan, including:
(i)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);
(ii)	any exercise of a discretion or a decision taken in relation to a Bonus Award or an Award or to the Plan, or any failure to exercise a discretion or take a decision;
(iii)	the operation, suspension, termination or amendment of the Plan.
14.8.8

The grant or Vesting of an Award is permitted only on the basis that the Participant accepts all the provisions of the rules, including in particular this rule. By participating in the Plan, an Employee waives all rights in relation to the Award, other than the right to acquire Shares on the Vesting of the Award subject to and in accordance with the express terms of the rules and any performance condition, in consideration for, and as a condition of, the grant of a Bonus or an Award under the Plan.

14.8.9

Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party.

14.8.10

Each of the provisions of this rule 14.8 is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

14.9	Employee trust

The Company and any Member of the Group may provide money to the trustee of any trust or any other person to enable them or him to acquire shares to be held for the purposes of

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the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 682 of the Companies Act 2006.

14.10	Data protection

By participating in the Plan, the Participant consents to the holding and processing of personal data provided by the Participant to the Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

14.10.1	administering and maintaining Participant records;
14.10.2	providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
14.10.3	providing information to future purchasers of the Company or the business in which the Participant works;
14.10.4	transferring information about the Participant to any country.
14.11	Notices

Any notice or other document which has to be given to a Participant or prospective Participant under or in connection with the Plan may be:

14.11.1	delivered or sent by post to him at his home address according to the records of his employing company; or
14.11.2	sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him;

or in either case such other address which the Company considers appropriate.

Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to it at its respective registered office (or such other place as the Remuneration Committee or duly appointed agent may from time to time decide and notify to Participants) sent by e-mail or fax to any e-mail address or fax number notified to the sender.

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant in a different country to that from which the notice was sent will be deemed to have been given on the seventh day after the date of posting.

Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.

15	Changing the Plan

The Group Remuneration Committee may at any time change the Plan in any way (including changes to Awards already granted) and may add new Schedules to the rules.

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16	Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The English Courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan, or any Bonus or any Award.

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SCHEDULE 1

Restricted Share Awards

This Schedule 1 shall apply to any Award which takes the form of Restricted Shares. Restricted Shares may be granted to a Participant who has elected to pay income tax in respect of their Awards prior to the date of Vesting.

1	Definitions
1.1	The meaning of words used for Awards will apply to Restricted Share Awards unless stated otherwise and unless the context otherwise requires.
1.2	The rules applying to Awards will apply to Restricted Share Awards, except as set out below or as the context requires, as if references to Awards were references to Restricted Share Awards.
1.3	Restricted Shares are the Shares comprised in a Restricted Share Award.
2	Restricted Share Agreement

A Participant who is to be made a Restricted Share Award must enter into an agreement prior to the Restricted Share Award being made (“Restricted Share Agreement”) which provides that:

2.1	The Participant will waive any rights to dividends and voting rights until the date of Vesting;
2.2	The Participant will enter into a tax election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 no later than 14 days after the date of grant of the Restricted Share Award;
2.3

The Participant will not (except for transfer on death to their personal representatives or the sale of Shares to pay tax or the sale of some rights under a rights issue or similar transaction to enable the balance of such rights to be exercised) transfer or assign his Restricted Share Award or any Restricted Shares comprised in it before the Vesting Date and if he does the Restricted Share Award will lapse and the Restricted Shares will immediately be forfeit (meaning that the Restricted Shares will be transferred, with no consideration or compensation payable to the Participant, as the Company may direct);

2.4	The Participant will sign any document requested by Company to enforce these rules and any terms of the Restricted Share Agreement;
3	Award

As soon as practicable after a Restricted Share Award has been made, the Company will procure that the relevant number of Restricted Shares are transferred to the Participant or another person to be held for the benefit of the Participant.

4	Tax

The Company may arrange for the sale of such number of Restricted Shares to meet any income tax or social security charges of the Participant. Such sale may take place prior to the date of Vesting.

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5	Rights in respect of Restricted Shares
5.1

Except to the extent set out in the Restricted Share Agreement, a Participant shall have all the same rights as any other shareholder from the date of grant of the Restricted Share Award in respect of the Restricted Shares until the date the Restricted Share Award lapses and the Restricted Shares are forfeit, including any rights arising in the event of a variation in share capital.

5.2

Any shares, securities, cash or other rights allotted to Participants in respect of Restricted Shares for no consideration, or with the proceeds of sale of such shares, securities, cash or rights (but not new consideration provided by the Participant) as a result of a variation in share capital, demerger, rights issue, special dividend or similar transaction shall be treated as if they were awarded to the Participant at the same time as the Restricted Shares in respect of which such shares, securities or rights were conferred and subject to the rules of the Plan and the terms of the Restricted Share Agreement as if they were Restricted Shares. The Company may require any cash held on this basis to be used to acquire other shares or securities which will be held on the same basis.

6	Date of Vesting

On the date of Vesting the restrictions set out in these rules and the Restricted Share Agreement shall cease to apply to the Restricted Shares. If the Restricted Shares are held by a person for the benefit of the Participant (for example by the trustees of an employee benefit trust) then that person shall transfer the Restricted Shares to the Participant or as they may order.

7	Dividend Equivalents

As soon as practicable after the date of Vesting the Participant will receive additional Shares equivalent in value to dividends otherwise payable between the Date of Grant and the date of Vesting of the Restricted Share Award on the number of Shares released but for the avoidance of doubt not in respect of any Shares sold to pay income tax on the making of the Restricted Share Award. Any fractions will be aggregated and rounded down to the nearest whole Share.

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SCHEDULE 2 United States

This Schedule 2 shall apply to an Award to the extent that it is (to such extent, a “US Award”): (i) subject to the tax laws of the United States of America (the “US”), or (ii) reasonably expected to become or becomes subject to the tax laws of the US. To take account of the tax laws of the US, the rules of this Schedule 2 shall override the rules of the Plan and any other Schedule to the extent that they are inconsistent with the rules of this Schedule 2, except that the rules of this Schedule shall not override any requirement under UK company law or the rules of the London or Hong Kong Stock Exchanges necessary for the lawful operation of the Plan in accordance with such law or rules. For the avoidance of doubt, this Schedule 2 only applies to US Awards, and rule 8 of the Plan as modified by this Schedule 2 applies to all US Awards.

1	Intention of this Schedule 2

This Schedule 2 is intended to ensure that each US Award to which it applies complies with the requirements of Section 409A of the Internal Revenue Code, as amended from time to time and including regulations and other guidance that are issued with respect thereto (“Section 409A”), and shall override the rules of the Plan and any other Schedule. The rules of the Plan and this Schedule 2 shall, with respect to a US Award, be interpreted and administered in a manner that complies with the Internal Revenue Code, as amended from time to time (the “Code”), including Section 409A, and the other applicable laws of the United States of America.

2	Granting of US Awards

Section 409A requires that deferrals of compensation, including a grant of a US Award that defers a Bonus, be made in advance pursuant to certain rules and exceptions. Therefore, notwithstanding any other rules of the Plan, the following rules apply to the granting of US Awards.

2.1	In General

All US Awards will be Conditional Awards. The trustee of any employee trust shall not be the Grantor of a US Award, nor shall a US taxpayer have any interest whatsoever with respect to a US Award in any Shares or cash held by such a trustee or any such trust involved in the administration of the Plan.

2.2	New Participant

For the year in which a Participant is first selected to participate in the Plan pursuant to rule 2 of the Plan, the Participant will be granted a US Award in accordance with the terms of an Award certificate that is provided to the Participant not later than thirty calendar days following the date on which the Participant is first selected to participate in the Plan. That Award certificate must set forth at least the Date of Grant and the other terms described in rule 3.1 of the Plan, as well as any other terms required by this Schedule or Section 409A. A US Award granted under this paragraph 2.2 shall not be in respect of any Bonus earned for services performed prior to the date on which the relevant Award certificate becomes irrevocable pursuant to paragraph 2.5 of this Schedule 2.

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2.3	US Awards Relating to Performance Pay

Except as provided in paragraph 2.2 of this Schedule 2, the Participant will be granted a US Award with respect to a Bonus that qualifies as Performance Pay, as defined below, in accordance with the terms of an Award certificate provided to the Participant not later than June 30th of the calendar year during which the Participant performs the services that earn such Bonus. That Award certificate must set forth at least the Date of Grant and the other terms described in rule 3.1 of the Plan, as well as any other terms required by this Schedule or Section 409A. To be granted a US Award under this paragraph 2.3, the Participant must have performed services continuously from the later of the beginning of the applicable performance period or the date the performance criteria were established, through to the date on which the relevant Award certificate becomes irrevocable pursuant to paragraph 2.5 of this Schedule 2. Notwithstanding the foregoing, in no event may a US Award be granted under this paragraph 2.3 to defer a Bonus the amount of which becomes readily ascertainable, (within the meaning of US Treasury Regulation Section 1.409A-2(a)(8)) on or before June 30th of the calendar year during which the Participant performs the services that earn such Bonus.

For purposes of this Schedule 2, "Performance Pay" means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organisational or individual performance criteria relating to a performance period of at least twelve consecutive months. Performance criteria shall be considered "pre-established" only if they are irrevocably established in writing not later than ninety days after the commencement of the period of service to which the criteria relate and the outcome is substantially uncertain at the time the criteria are established. Performance criteria may be subjective criteria, as opposed to objective criteria, if:

(i)

the subjective performance criteria are bona fide and relate to the performance of the Participant, a group of employees that includes the Participant, or a business unit for which the Participant provides services; and

(ii)

the determination that any subjective performance criteria have been met is not made by the Participant or a family member of the Participant (within the meaning of Section 267(c)(4) of the Code, applied as if the family of an individual includes the spouse of any member of the family), or a person under the effective control of the Participant or such a family member, and no amount of compensation of the person making such determination is effectively controlled in whole or in part by the Participant or such a family member.

In all respects, the term Performance Pay as used herein shall be interpreted in accordance with US Treasury Regulation Section 1.409A-1(e).

2.4	US Awards Relating to Non-Performance Pay

Except as provided in paragraph 2.2 of this Schedule 2, the Participant will be granted a US Award with respect to a Bonus that does not qualify as Performance Pay, as defined above, in accordance with the terms of an Award certificate provided

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to the Participant not later than December 31st of the calendar year that immediately precedes the calendar year during which the Participant will perform the services that earn such Bonus. That Award certificate must set forth at least the Date of Grant and the other terms described in rule 3.1 of the Plan, as well as any other terms required by this Schedule or Section 409A.

2.5	Irrevocability

As required by Section 409A, the terms set forth in a US Award certificate shall become irrevocable as of the last day on which the US Award certificate is required to be provided to the Participant pursuant to this paragraph 2; provided, however, that if a Participant is not entitled to receive the Bonus to which a US Award relates, the Participant shall not be entitled to receive the US Award to the same extent.

The terms set forth in a US Award certificate shall not set forth any provision that grants any Member of the Group or the Participant the ability to affect the time or form of payment of the US Award, or the amount of the US Award, except to the extent specifically permitted under Section 409A.

The Group Remuneration Committee's authority to amend the Plan or to change a US Award already granted pursuant to rule 15 of the Plan or otherwise shall not be exercised in a manner that would cause the Plan to fail to comply with the requirements of Section 409A with respect to the US Award.

2.6	Form of US Award

A US Award that is granted to a Participant shall take the form of a Conditional Award and shall not take the form of a Nil-Cost Option or a Restricted Share Award.

3	Variations

If a US Award is to be adjusted pursuant to Rule 6 of the Plan, such adjustment shall be made in a manner that results in the US Award, as adjusted, complying with Section 409A.

4	Dealing Restriction

A Dealing Restriction will postpone the Vesting of a US Award under rule 7.1 of the Plan only to the extent that the postponement is permitted by Section 409A and, to the extent that rule 7.1 of the Plan would postpone Vesting beyond the date permitted by Section 409A, such US Award will lapse and be forfeited.

5	Review of US Awards

A US Award’s Vesting Date shall be postponed under rule 8.2 of the Plan only to the extent that the postponement is permitted by Section 409A and, to the extent that rule 8.2 of the Plan would postpone the Vesting Date beyond the date permitted by Section 409A, such US Award will lapse and be forfeited.

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6	Ceasing to be an Employee

The Remuneration Committee will not exercise its discretion under rule 10.1 of the Plan to Vest a US Award in connection with the cessation of the Participant’s employment, unless the Remuneration Committee does so on or before the last day on which the US Award’s certificate is required to be provided to the Participant pursuant to paragraph 2 of this Schedule 2. A US Award may not be released, transferred or paid on account of the cessation of employment of the Participant unless (1) the cessation qualifies as a “separation from service” (within the meaning that such phrase has for the purposes of Section 409A), and (2) if the Participant is a “specified employee” (within the meaning that such phrase has for the purposes of Section 409A), until six months after the specified employee’s separation from service or, if earlier, death. The rules of 10.1 of the Plan will otherwise apply to a US Award.

7	Change in Control
7.1	A US Award shall not be subject to rules 11 or 12 of the Plan. Instead, the US Award shall Vest automatically in full upon a Change in Control, as defined below, that affects:

(i)the company for whom the Participant is performing services at the time of the Change in Control;

(ii)a company that is liable for the payment of the US Award, but only if the US Award is attributable to services performed for such company or there is a bona fide business purpose for such liability and, in either case, no significant purpose of making such company liable for such payment is the avoidance of US income tax;

(iii)a Member of the Group that owns more than fifty percent of a company described in (i) or (ii) above; or

(iv)a Member of the Group that is in a chain of companies in which each company owns more than fifty percent of another company in the chain, ending in a company described in (i) or (ii) above (companies described in (i) through (iv) shall be referred to as an "Affected Company").

For purposes of this Schedule 2, a "Change in Control" means a change in the ownership or effective control of an Affected Company, or in the ownership of a substantial portion of the assets of an Affected Company, as those respective changes are defined in Code Section 409A(a)(2)(A)(v) and US Treasury Regulation 1.409A-3(i)(5).

7.2

This paragraph 7 of this Schedule 2 shall apply to determine the extent to which a US Award granted to a Participant Vests upon any event that affects the ownership or control of any company or its assets, notwithstanding any plan, policy or other arrangement the rules of which would require the Vesting of a US Award upon terms other than those described in this paragraph 7. A Participant's right to a US Award and the Bonus to which it relates shall, in accordance with rule 14.8.8 of the Plan, be conditioned on the Participant consenting to the application of this paragraph 7 and the

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other provisions of this Schedule, notwithstanding the terms of any other plan, policy or other arrangement, which consent is deemed to have been given by the Participant accepting such right and not objecting in advance and in writing.

8	Tax

Any deduction from or disposal of a US Award or related Shares under rule 13 of the Plan is permitted only to the extent that the deduction or disposal is permitted under Section 409A.

NEITHER THE COMPANY NOR ANY OTHER MEMBER OF THE GROUP MAKES REPRESENTATIONS OR WARRANTIES REGARDING THE TAXATION OF US AWARDS, BONUSES, SHARES OR ANY OTHER BENEFITS UNDER THE PLAN, INCLUDING THEIR TAX-DEFERRED NATURE OR COMPLIANCE WITH SECTION 409A OR ANY OTHER APPLICABLE LAW. NEITHER THE COMPANY NOR ANY OTHER MEMBER OF THE GROUP IS LIABLE TO A PARTICIPANT OR ANY OTHER PERSON FOR ANY TAXES, PENALTIES, INTEREST OR OTHER DAMAGES INCURRED AS A RESULT OF ANY FAILURE TO COMPLY WITH ANY APPLICABLE TAX OR OTHER LAW, INCLUDING SECTION 409A, REGARDLESS OF WHETHER THE FAILURE WAS INADVERTENT OR INTENTIONAL.

9	Trust
9.1

Nothing in the Plan or this Schedule 2 requires the Company or any other Member of the Group to make any contributions or create any fund, or to otherwise segregate assets, with respect to a US Award. A Participant’s interest in a US Award shall be notional only, and without limiting the generality of the foregoing, a Participant shall have no interest whatsoever in any Shares or cash held by any trust involved in the administration of the Plan. US Awards, Shares, and cash amounts shall be and remain subject to the claims of the Grantor’s general creditors until the settlement of the US Award.

9.2

Any money, shares or other assets that are held in trust pursuant to rule 14.9 of the Plan shall not be used to satisfy the obligations of the Company or any Member of the Group to a Participant with respect to a US Award, except to the extent that:

(i)	such trust and such money, shares or other assets held by such trust are located within the jurisdiction of the United States of America, and
(ii)	the assets of the trust remain subject to the claims of the Company's and the Members of the Group's creditors in the event of insolvency.
10	Discretion

The Remuneration Committee shall not exercise any discretion under the Plan with respect to a US Award without determining that such exercise of discretion is permitted under Section 409A. In no event will a Participant have the right to designate the year in which Shares are transferred to the Participant in satisfaction of any US Award.

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11	Claims Procedure

Claims with respect to US Awards shall be submitted to the Remuneration Committee. The Remuneration Committee shall make each claim determination with respect to a US Award in a uniform and non-discriminatory manner within 90 days (in the case of a claim for disability benefits, within 45 days) after the Remuneration Committee receives the claim for benefits. The Remuneration Committee shall during that period grant the claim, deny the claim, or notify the claimant that special circumstances require an extension of time for the processing of the claim and the extended date by which a decision will be rendered. Any such extension shall not exceed 180 days from the original notice; provided that, in the case of a claim for disability benefits, any such extension shall not exceed 75 days from the original notice and must be necessary due to matters beyond the Remuneration Committee’s control. The Remuneration Committee may further extend the time for the processing of a claim for disability benefits for up to an additional 30 days, provided that (a) due to matters beyond the Remuneration Committee’s control a decision cannot be rendered during such 75-day period, and (b) the Remuneration Committee notifies the claimant, prior to the expiration of such 75-day period, that special circumstances require such an extension of time for the processing of the claim and of the extended date by which a decision will be rendered. A notice of the extension of time for the processing of a claim for disability benefits shall specifically explain the standard on which entitlement to the benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

During the applicable claims review period (including permitted extensions), the Remuneration Committee shall give the claimant notice of any whole or partial denial of the claimant’s claim for benefits, as well as of any other adverse benefit determination. The notice shall set forth the specific reasons for the adverse benefit determination, shall reference to the specific Plan provisions on which the determination is based, shall describe any additional material or information necessary for the claimant to perfect his or her claim and why such material or information is necessary, shall advise the claimant that he or she may submit an appeal of the determination to the Remuneration Committee within 180 days after receipt of such notice, and shall include a statement of any right that the claimant has to bring a civil action under Section 502 of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review. In addition, a notice of an adverse determination with respect to a claim for disability benefits shall be provided in a culturally and linguistically appropriate manner and shall set forth: (1) a discussion of the decision, including an explanation of the basis for disagreeing with or not following (a) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (b) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (c) a disability determination regarding the claimant presented by the claimant to the plan made by the Social Security Administration; (2) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; (3) either the specific internal

24

rules, guidelines, protocols, standards or other similar criteria of the plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the plan do not exist; and (4) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

The claimant may submit an appeal of a benefit claim determination to the Remuneration Committee within 180 days after the claimant’s receipt of the notice of the determination. Failure of the individual to file an appeal with the Remuneration Committee within the allowable 180-day period will constitute an irrevocable consent by the individual to the Remuneration Committee’s decision, and the Remuneration Committee’s notice described above shall so state.

The appeal shall provide a full and fair review of the claimant’s claim for benefits and the adverse benefit determination that takes into account all comments, documents , records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant may submit written comments, documents, records, and other information relating to the claim for benefits in connection with the appeal. The claimant will also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, both in connection with the appeal and any adverse benefit determination. The appeal shall be reviewed by an individual who was not a party who made the initial adverse benefit determination nor a subordinate of such a party. The review will not afford deference to the initial adverse benefit determination and shall take into account all comments, documents, records and other information submitted by the claimant, without regard to whether such information was previously submitted or relied upon in the initial determination. The determination on appeal shall identify the medical or vocational experts whose advice was obtained on behalf of the plan in connection with any adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

Before issuing an adverse benefit determination on appeal relating to a disability benefit claim, the Remuneration Committee shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated on behalf of or at the direction of the individual making the benefit determination in connection with the claim. Such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on appeal is required to be provided to give the claimant a reasonable opportunity to respond prior to that date. In addition, before issuing an adverse benefit determination on appeal relating to a disability benefit claim based on a new or additional rationale, the Remuneration Committee shall provide the claimant, free of charge, with the new or additional rationale as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

Within 60 days (in the case of a claim for disability benefits, within 45 days) after receipt of the request for review, the Remuneration Committee shall notify the claimant either as to

25

the decision on the appeal or that special circumstances require an extension of time for processing the claim. If the Remuneration Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day (in the case of a claim for disability benefits, 45-day) period. In no event shall such extension exceed a period of 60 days (in the case of a claim for disability benefits, 45 days) from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.

Notwithstanding the prior paragraph, if the Remuneration Committee holds regularly scheduled meetings at least quarterly, then with respect to benefit claims other than claims for disability benefits: (a) the notice required by the prior paragraph shall instead be provided no later than the date of the meeting of the Remuneration Committee that immediately follows the receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting; (b) if the request for review is filed within 30 days preceding the date of such meeting, such notice may be provided by no later than the date of the second meeting following the receipt of the request for review; and (c) if special circumstances require a further extension of time for processing such a claim, the notice shall be provided not later than the third meeting following receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Remuneration Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.

During the applicable review period on appeal (including permitted extensions), the Remuneration Committee shall give the claimant notice of the benefit determination on review. The notice shall set forth the specific reasons for the determination, shall reference to the specific Plan provisions on which the determination is based, shall state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and shall include a statement of any right that the claimant has to bring a civil action under Section 502 of the Employee Retirement Income Security Act of 1974, as amended. In addition, a notice of an adverse determination with respect to a claim for disability benefits shall be provided in a culturally and linguistically appropriate manner and shall set forth: (1) a discussion of the decision, including an explanation of the basis for disagreeing with or not following (a) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (b) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (c) a disability determination regarding the claimant presented by the claimant to the plan made by the Social Security Administration; (2) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; and (3) either the specific internal rules, guidelines, protocols, standards or other similar criteria of the plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the plan do not exist.

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A notice of benefit determination, whether initial or on review, shall in any event be provided as soon as possible, but not later than the date required by this claims procedure.

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PRUDENTIAL PLC

THE PRUDENTIAL LONG TERM INCENTIVE PLAN

Approved by the Company in general

meeting on 16 May 2013 and adopted by the

Remuneration Committee on 16 May 2013.

As amended 27 June 2017, 26 June 2018, 14 May 2019, 27 February 2020 and

28 February 2022

560575272

THE PRUDENTIAL LONG TERM INCENTIVE PLAN

1.	DEFINITIONS
1.1	In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings:

Approval Date means the date of the approval of the Plan by the Company in general meeting;

Award means a Conditional Award or a Restricted Award granted under the Plan;

Award Letter means, in respect of an Award, the document setting out the rights and obligations attaching to the Award subject to the Rules;

Cause means termination of employment in circumstances which entitle a Participant’s employer to dismiss him summarily under the terms of his employment contract or under the law of the jurisdiction applicable to the Participant’s employment at the time of such termination;

Close Period means, in relation to a Participant, a period when dealings in Shares are prohibited under any applicable statute, regulation, or order to which the Company is subject;

the Committee means the remuneration committee of the board of directors of the Company or any other duly authorised committee;

the Company means Prudential pIc;

Conditional Award means a conditional right to acquire Shares under the Plan;

Control means, in relation to a body corporate, the power of a person to secure:

(a)	by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or
(b)	by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person and Controlled will be construed accordingly;

Date of Grant means, in respect of an Award, the date on which it is granted;

Dealing Day means any day on which the London Stock Exchange (or, if the Committee so determines, the Hong Kong Stock Exchange) is open for business;

Eligible Employee means any person who, at the Date of Grant, is an employee of the Group (including any executive director of the Company);

Employees’ Share Plan means any employee share scheme of the Company as defined in section 1166 Companies Act 2006;

Financial Year means the financial year of the Company from time to time;

Grant Period means the period of 42 days commencing on any of the following:

(a)	the day immediately following the Approval Date;
(b)	the day after the date on which the Company makes an announcement of its results for the last preceding Financial Year, half year, quarter or other period;
(c)

any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards and for the avoidance of doubt the hire of a new Eligible Employee may fall to be treated as such an exceptional circumstance; or

(d)	the day following the lifting of any applicable restrictions imposed by statute, order or regulation.

the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;

Holding Period means in relation to an Award or any part of it, such period (if any) starting on the Vesting Date as the Committee may, in accordance with Rule 3.3, specify when the Award is granted during which, subject to Rules 8, 10, 11 and 13, the Participant is not entitled to dispose of the Shares subject to his Award. The Committee may specify different periods in relation to different parts of an Award.

ITEPA means the Income Tax (Earnings and Pensions) Act 2003;

Market Value means, in relation to a Share on any Dealing Day, the average of the middle market closing quotation of a Share as derived from the Daily Official List of the London Stock Exchange (or from any other stock exchange on which Shares are listed) over the period of three consecutive Dealing Days immediately preceding that Dealing Day or, at the discretion of the Committee, either (a) the middle market quotation or the closing price for a Share as so derived for the immediately preceding Dealing Day or on the day itself or (b) any such quotation or price on such other Dealing Day or Dealing Days as the Committee considers to be appropriate in the circumstances;

Participant means any individual who holds a subsisting Award (including, where the context permits, the legal personal representative of a deceased Participant);

Performance Conditions mean, in respect of an Award, the conditions specified by the Committee at the Date of Grant in relation to the Award, as amended from time to time;

Performance Period means, in respect of an Award, unless foreshortened in accordance with the Rules, a period of three years commencing on the Start Date (or such other period in accordance with Rule 6.3) during which the Performance Condition is to be satisfied or such longer period as the Committee may specify for specific Participants;

the Plan means the Prudential Long Term Incentive Plan, as may be amended from time to time in accordance with the Rules;

Relevant Employee Share Plan means an employee share plan operated by a member of the Group, other than an employee share plan which has been registered with HM Revenue & Customs for the purposes of the Income Tax (Earnings and Pensions) Act 2003;

Restricted Award means an appropriation of Shares to a Participant subject to such restrictions as shall be specified at the Date of Grant but which shall be consistent with the conditions applicable to a Conditional Award in accordance with the Rules;

Rules means the rules of the Plan as may be amended from time to time;

Share Plan Committee means the committee established by the board of directors of the Company to administer the Plan;

Shares means fully paid ordinary shares in the capital of the Company or American Depositary Receipts (or shares or American Depositary Receipts representing either of these following any reorganisation of the share capital of the Company);

Start Date means, in respect of an Award, the beginning of the Financial Year in which the Award is granted or such later date as may be specified by the Committee on the Date of Grant;

Subsidiary means any subsidiary of the Company within the meaning of section 1159 Companies Act 2006 over which the Company has Control;

Trustee means the trustee from time to time of any employee trust which the Committee selects to grant and/or satisfy Awards;

Variation means in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a sub-division, a consolidation or reduction or any other variation in the equity share capital of the Company;

Vesting means in relation to a Conditional Award, a Participant becoming entitled to have the Shares transferred to him and in relation to a Restricted Award, means the Shares in respect of these ceasing to be subject to the restrictions specified at the Date of Grant, in each case in accordance with the Rules and to the extent determined by the Committee in accordance with the Rules and Vest shall be construed accordingly.

Vesting Date means, in respect of an Award, the date on which the Award will normally Vest being the third anniversary of the Date of Grant (or such other anniversary in accordance with Rule 6.3), or such later anniversary as may be specified by the Committee at the Date of Grant or such other date as determined in accordance with the Rules, provided that any such anniversary or other date cannot be later than the tenth anniversary of the Date of Grant of the Award.

1.2	Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Plan.
1.3	References to any act of Parliament shall include any statutory modification, amendment or re-enactment thereof.
2.	GRANT OF AWARDS
2.1	Eligible Employee

An Eligible Employee may be recommended from time to time for the grant of an Award and the Committee will determine whether or not an Eligible Employee should be granted an Award and if so, on what basis. The grant of an Award to an Eligible Employee on a particular basis does not create the right or expectation of the grant of an Award on the same basis, or at all, in the future.

2.2	How Awards are granted

The Committee may, in its absolute discretion, determine that an Award be granted as a Conditional Award or a Restricted Award. An Award may be granted either by the Company, or the Company may request the Trustee to grant the Award, in accordance with the Rules. An Award shall be granted so that it constitutes a binding agreement between the Company or the Trustee (as the case may be) and the Participant. A single deed of grant may be executed in favour of any number of Participants. There will be no payment for the grant of an Award.

2.3	When Awards can be granted

Awards may only be granted during a Grant Period. No Award may be granted after the tenth anniversary of the Approval Date.

2.4	Approvals, consents and conditions

The grant of an Award will be subject to obtaining any necessary approval or consent required under any applicable regulations or legislation. The grant of an Award and/or the delivery of Shares in respect of a Vested Award shall also be conditional on:

(a)

any arrangements specified by the Company for the payment of taxation and any social security contributions in respect of the Award (including without limitation the right of the Company to arrange the sale on his behalf of sufficient Shares to satisfy any taxation or social security liability on his part which the Company or his employing company may be liable to withhold); and

(b)	any other terms specified by the Company in the Award Letter.
2.5	Notification of the grant of an Award

As soon as practicable after the Date of Grant, the Company shall procure the issue to a Participant of an Award Letter in respect of the Award. The Award Letter shall include the following information:

(a)	whether the Award is a Conditional Award or a Restricted Award;
(b)	the dates on which the relevant Performance Period shall start and end and the Date of Grant;
(c)

the details of the Performance Conditions imposed in accordance with Rule 3.1 and the extent to which the Performance Conditions will determine the number of Shares that may be acquired on Vesting of the Award;

(d)	whether an Award shall be enhanced in accordance with Rule 7;
(e)	whether the Award, or any part of the Award, is subject to one or more Holding Periods and, if so, the length of such Holding Period(s) in accordance with Rule 3.3;
(f)	whether the Award is subject to any other condition imposed in accordance with Rule 2.4(b); and
(g)	whether the Award is subject to clawback provisions in accordance with Rule 8.4.
2.6	Awards personal to Participants

An Award may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any person except that, on the death of a Participant, an Award may be transmitted to the Participant’s personal representatives. Any transfer or exercise otherwise than as permitted under this Rule 2.6 shall cause the Award to lapse.

2.7	Beneficial rights

To the extent that an Award is not granted as a Restricted Award, a Participant shall not have any beneficial ownership of the Shares which are the subject of an Award granted to him, and accordingly shall not have any right to any dividends or voting rights attaching to the Shares. To the extent that an Award is granted as a Restricted Award, any voting or dividend rights will be specified to the Participant in the Award Letter.

2.8	Awards not pensionable

Neither an Award nor any benefit in respect of the Plan shall be pensionable.

3.	PERFORMANCE AND OTHER CONDITIONS
3.1

Each Award shall be subject to one or more Performance Conditions which will determine the number of Shares which the Participant will be entitled to acquire following the Vesting of the Award, subject to any other adjustments which may be made in accordance with the Rules. The Committee may impose different Performance Conditions for Awards granted to different Participants in the same Financial Year and to Awards granted in different Financial Years.

3.2	The Performance Conditions may be amended after the Date of Grant at the discretion of the Committee if:
(a)	those circumstances which prevailed at the Date of Grant and which were relevant to the Performance Conditions when they were originally imposed have subsequently changed; and
(b)

the Committee is satisfied that any such amended Performance Conditions would be a fairer measure of performance and the Committee reasonably considers that such amended Performance Conditions are consistent with and no more or less demanding to satisfy than the original Performance Conditions.

3.3	The Committee may, on the Date of Grant, determine that an Award, or one or more parts of an Award, will be subject to one or more Holding Periods.
4.	PLAN LIMITS
4.1	The 10 per cent. limit over 10 years

The number of Shares that may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares allocated in the previous 10 years under the Plan and any other Employees' Share Plan adopted by the Company, exceed the number of Shares that is equal to 10 per cent. of the ordinary share capital of the Company in issue on the last Dealing Day before that day.

4.2	The 5 per cent. limit over 10 years

The number of Shares that may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares allocated in the previous 10 years under the Plan and any other discretionary share plan adopted by the Company, exceed the number of Shares that is equal to 5 per cent. of the ordinary share capital of the Company in issue on the last Dealing Day before that day.

4.3	Exclusions from the limits in Rules 4.1and 4.2

In calculating the limits in Rules 4.1and 4.2, any Shares where the right to acquire them was released or lapsed without Vesting or being exercised will be disregarded. Partnership shares under any Share Incentive Plan operated by the Company will also be disregarded.

4.4	Meaning of allocation

References in Rules 4.1and 4.2 to the allocation of Shares mean, in the case of a share award or option plan, the placing of unissued Shares or treasury Shares under award or option and, in relation to other types of Employees' Share Plan, mean the issue and allotment of Shares or the transfer of Shares out of treasury.

4.5	Adjustment to Shares to be taken into account

Where Shares issued under the Plan or any other Employees' Share Plan of the Company are to be taken into account for the purposes of the limits in this Rule 4 and a Variation has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

5.	INDIVIDUAL LIMITS
5.1

Subject to Rule 5.3, an Award shall not be granted to an Eligible Employee if such grant would cause the total Market Value of the maximum number of Shares that may be acquired following the Vesting of the Award (as measured at the Date of Grant) when aggregated with the total Market Value of the maximum number of Shares that may be acquired pursuant to any other Award granted to the Eligible Employee under the Plan (as measured at the Date of Grant of that Award) in the same Financial Year, to exceed 4 times the Eligible Employee's annual basic salary in respect of his employment with the Group as at the Date of Grant.

5.2

Subject to Rule 5.3, in the case of an Eligible Employee who is working and based in the United States or such other jurisdiction as the Committee determines at the Date of Grant, the limit referred to in Rule 5.1 above shall be 5.5 times the Eligible Employee's annual basic salary in respect of his employment with the Group as at the Date of Grant.

5.3

For the avoidance of doubt, the individual limit in respect of Rule 5 cannot exceed the individual limit specified from time to time in the listing rules of the Hong Kong Stock Exchange, for as long as the Shares are listed on that exchange.

6.	REPLACEMENT AWARDS ON RECRUITMENT
6.1	Forfeited incentive awards

Where an Eligible Employee has, as a result of accepting employment with a member of the Group, forfeited incentive awards made by his previous employer, the Committee will have the discretion to grant an Award to that Eligible Employee subject to Rule 6.2, to replicate, as far as possible, the terms of any forfeited incentive award (the "Forfeited Award").

6.2	Individual limit

The Market Value of the Shares the subject of an Award granted in accordance with Rule 6 shall not exceed:

(a)	the value of the Forfeited Award as determined by the Committee on the appointment of the Eligible Employee; nor

(b)	the applicable limit in Rule 5 (taking into account the aggregate Market Value of Shares the subject of any other Award granted in the same Financial Year as the Award replacing the Forfeited Award).
6.3	Performance Conditions and Vesting Date

The Committee will determine in respect of any Award granted in accordance with Rule 6:

(a)

the Performance Condition by reference to performance indicators appropriate to the Group and referable over such Performance Period as the Committee may determine, having regard to the performance period applicable to the Forfeited Award;

(b)	the Vesting Date, having regard to the vesting date applicable to the Forfeited Award;
(c)	any Holding Period(s) to which the Award, or part of the Award, may be subject, having regard to any holding period applicable to the Forfeited Award in accordance with Rule 3.3; and
(c)	the period for which any clawback in accordance with Rule 8.4 will apply.
7.	DIVIDEND EQUIVALENTS
7.1

If a dividend is payable on Shares between the Date of Grant and the Vesting Date and the Committee has so determined at the Date of Grant of an Award, the Award shall be enhanced by increasing the number of Shares comprised in the Award by an additional number of Shares having a Market Value at the time the dividend is paid or declared equivalent to the gross or net of tax value of the dividend. The number shall be rounded down to the nearest whole Share and for the purpose of this Rule 6, dividends means ordinary dividends paid in respect of Shares, unless the Committee determines otherwise in any particular case. It will not include any distribution in respect of which an adjustment is made under Rule 16. The enhanced Award shall be subject to the Rules on the same basis as the original Award, unless the Committee has determined otherwise at the Date of Grant. Any such enhancement shall not be effected until the Award Vests. For the avoidance of doubt, if the Award, or part of the Award, is subject to one or more Holding Period(s), the additional Shares representing such enhancement will similarly be subject to one or more Holding Period(s) determined by the Committee, unless the Committee determines otherwise.

7.2

The Participant’s entitlement to an increased number of Shares under his Award under this Rule 7 may, at the Committee’s discretion, be satisfied with a cash payment of an equivalent value to the Shares but subject to any necessary deductions required by law, notwithstanding that the remainder of the Award is satisfied with Shares.

8.	ADJUSTMENT AND CLAWBACK OF AWARDS
8.1	Review of Awards

8.1.1	Prior to an Award Vesting, the Committee may, in its absolute discretion, determine that an Award should be adjusted if it decides that:
(i)

a business decision taken during the Performance Period in respect of that Award by the business in which the Participant works at the time of the decision has resulted in a material breach of any law, regulation, code of practice or other instrument which applies to companies or individuals within the business;

(ii)	there is a materially adverse restatement of the accounts for any year during the Performance Period in respect of that Award:
(a)	of the business unit in which the Participant worked at any time in that year; and/or
(b)	of any member of the Group which is attributable to incorrect information about the affairs of that business unit;
(iii)	any matter arises which the Committee believes affects or may affect the reputation of the Company or any member of the Group;
(iv)	in respect of any Award granted on or after 27 February 2020, the Participant’s personal conduct during the relevant Performance Period in respect of that Award has:
(a)	resulted in the Company, or any member of the Group, suffering significant reputational or financial damage;
(b)	the potential to cause significant reputational or financial damage to the Company or any member of the Group; and/or
(c)	resulted in the material breach of the Group’s business code of conduct or law; and/or
(v)

in respect of any Award granted on or after 27 February 2020, it becomes apparent that the calculation of the number of Shares subject to an Award or of the extent to which any Performance Conditions imposed under Rule 3 or Rule 6 have been satisfied or the Committee‘s determination of the extent to which an Award Vests was based on erroneous or misleading data or otherwise incorrect.

8.1.2	If rule 8.1.1 applies, the Committee will make the same decision in respect of all Participants who work for the same business unit at the time of the decision.
8.2	Postponement of Vesting Date

Where the Committee considers that there are circumstances that require further investigation or review which may, following such investigation or review, lead to a determination that an Award should be adjusted under Rule 8.1, the Committee may postpone the Vesting Date applicable to the whole or part of that Award (at its discretion) to such later date as the Committee determines. If the Committee determines to postpone the Vesting Date of an Award then the Committee will notify the affected Participant(s) of that postponement and of the estimated date by which such further investigation or review will be concluded. Following completion of such further investigation or review the Committee will, subject to any adjustment to be made under Rule 8.1, determine the revised Vesting Date for that Award.

8.3	Adjustment of Awards

Following any review under Rule 8.1, the Committee may determine that any Award which has not yet Vested be adjusted, by reducing the number of Shares in respect of that Award as the Committee believes to be appropriate (including to zero). The Shares which may be adjusted may include any Shares which represent any dividends in accordance with Rule 7. Any Participant affected by an adjustment will be notified of this in writing as soon as practicable.

8.4	Clawback

Unless the Committee determines otherwise at the time an Award is made, the Committee may exercise its powers under this Rule 8.4 in respect of any Award made on or after 1 January 2015 to a Participant who is a member of the Group Executive Committee.

This Rule 8.4 applies in circumstances where at any time before the fifth anniversary of the start of the Performance Period applicable to the Award (or, in respect of any Award granted on or after 27 February 2020, the fifth anniversary of the Date of Grant), the Committee determines in its absolute discretion that:

(i)	there is a materially adverse restatement of the Company’s published accounts in respect of any Financial Year which (in whole or part) comprised part of the Performance Period;
(ii)	it becomes apparent that a material breach of a law or regulation took place during the Performance Period which resulted in significant harm to the Company or its reputation;
(iii)

in respect of any Award granted on or after 27 February 2020, the calculation of the number of Shares subject to an Award or of the extent to which any Performance Conditions imposed under Rule 3 or Rule 6 have been satisfied or the Committee‘s determination of the extent to which an Award Vests was based on erroneous or misleading data or was otherwise incorrect; or

(iv)	in respect of any Award granted on or after 27 February 2020, the Participant’s personal conduct during the relevant Performance Period in respect of that Award has:
(a)	resulted in the Company, or any member of the Group, suffering significant reputational or financial damage;

(b)	the potential to cause significant reputational or financial damage to the Company or any member of the Group; and/or
(c)	resulted in the material breach of the Group’s business code of conduct or law.

If, in respect of any Award granted on or after 27 February 2020, an investigation into the conduct or actions of any Participant or any member of the Group has started before, but has not been completed by, the fifth anniversary of the Date of Grant, the Committee may, in its absolute discretion, determine that the provisions of this Rule 8.4 may be applied to that Award until such later date as the Committee may determine to allow that investigation to be completed and the Committee to consider the outcome of the investigation.

If this Rule 8.4 applies then the Committee may, to the extent that it considers appropriate, taking account (in the case of (i) and (ii) above) of the extent of each Participant’s responsibility for the relevant restatement or breach, determine in its absolute discretion in respect of any Awards which have vested that:

(A)

in respect of Awards granted prior to 27 February 2020, the relevant Participant must repay to the Company by way of clawback an amount in cash up to the net value of the Shares he received at the date the Award vested (based on the share price at that date) after deductions were made for tax and employee social security contributions; or

(B)	in respect of Awards granted on or after 27 February 2020, in place of requiring the Participant to take the action referred to in paragraph (A) above (which it may still do, in its discretion):
(i)	reduce the amount of any future payments made on or after 27 February 2020 in connection with the Plan or under any other discretionary bonus or incentive arrangements;
(ii)

reduce the number of Shares that would become available to the Participant upon the vesting of any unvested share award granted under any Relevant Employee Share Plan on or after 27 February 2020 and held by the Participant; and/or

(iii)

reduce the number of shares over which a vested but unexercised share award granted under any Relevant Employee Share Plan on or after 27 February 2020 and held by the relevant Participant may be exercised on such basis that the Committee considers in its absolute discretion to be fair, reasonable and proportionate (which may include the recovery of the pre-tax value of the Shares that the Committee determines should be recovered).

The Committee may take any action referred to in paragraphs (B)(i) to (iii) above to give effect to the operation of any withholding or recovery provisions similar to this rule 8.4 in any Relevant Employee Share Plan, discretionary bonus plan or other incentive arrangement operated by a member of the Group.

Following any such determination under paragraphs (A) or (B) above the Participant shall make payment of the relevant amount within 28 days of the Participant being given notice of such determination.

If a Participant should fail to make payment within that period then, without prejudice to any other remedies which the Company may have (including any remedies set out under (B) above in respect of Awards granted on or after 27 February 2020), the Committee may make a reduction of an equivalent amount to (i) any unvested Awards which the Participant may have under the Plan or any other employee share scheme operated by the Company and/or (ii) any future bonus payment which would otherwise have been payable, and/or (iii) any salary payments or other remuneration which are due or would otherwise have been payable, in each case, to the extent permitted under applicable law.

9.	VESTING OF AWARDS
9.1	General Rule for Vesting

Except as otherwise provided in the Rules, an Award shall not Vest prior to the Vesting Date specified at the Date of Grant and shall Vest only:

(i)	if the Participant remains an employee of a member of the Group until the Vesting Date;
(ii)	in respect of any Award granted before 27 February 2020, to the extent that the Committee is satisfied that the Performance Conditions imposed under Rule 3.1 or Rule 6 have been satisfied;
(iii)

in respect of any Award granted before 27 February 2020, if the Committee is satisfied that the underlying financial performance of the Company during the Performance Period is such as to justify the Vesting of the Award, to the extent that the Committee determines that it is necessary to take the underlying financial performance into account;

(iv)

in respect of any Award granted on or after 27 February 2020, to the extent determined by the Committee, having regard to: (1) the extent to which the Committee is satisfied that the Performance Conditions imposed under Rule 3 or Rule 6 have been satisfied, (2) the underlying financial or non-financial performance of the Company or any member of the Group during the Performance Period and (3) any other matter the Committee considers relevant and appropriate (including, without limitation, the personal conduct and performance of the Participant, or circumstances that were unexpected or unforeseen at the Date of Grant); and

(v)

where the Committee requires, if the Participant has entered into or agreed to enter into, on or before the Vesting Date, a valid election under Part 7 of ITEPA (Employment income: income and exemptions relating to securities) in respect of any Shares he may acquire pursuant to an Award, or any similar arrangement in any overseas jurisdiction.

9.2	Vesting in a Close Period

Unless the Vesting of an Award and the subsequent delivery of Shares in respect of it do not give rise to any dealings which would be prohibited under any applicable statute, order or regulation, an Award shall not Vest on any day which is a Close Period. If an Award would, but for this Rule 9.2, have Vested on a day which is in a Close Period, the day on which the Award Vests will be the first Dealing Day following the end of the Close Period.

10.	CESSATION OF EMPLOYMENT
10.1	Cessation before the Vesting Date: general provision

Except as otherwise provided below in this Rule 10, if a Participant ceases to be an Eligible Employee before the Vesting Date, the Award shall lapse on the date of such cessation.

10.2	Cessation before the Vesting Date of an Award: good leavers

If a Participant ceases to be an Eligible Employee before the Vesting Date by reason of:

(a)	injury or disability (as determined by the Committee);
(b)	retirement with the approval of his employing company;
(c)	his employing company ceasing to be a member of the Group; or
(d)	the business (or part of the business) in which he is employed being transferred to a transferee which is not a member of the Group the relevant Award shall, subject to Rule 10.3, not lapse but shall continue to be subject to the Rules and will only Vest on its Vesting Date to the extent determined:

(i)	in accordance with Rules 9.1(ii), (iii) and (iv) (as appropriate); and
(ii)

by applying a pro rata reduction to reflect the number of complete months that have elapsed between the Date of Grant and the date of the cessation of employment as a proportion of the Performance Period unless the Committee determines otherwise. If the Committee does determine otherwise and determines that the Award should Vest on or sometime after the date of the cessation of employment but before its Vesting Date, it shall have discretion to determine at the relevant time the extent to which it shall Vest and have regard to:

(i)	the extent to which, at the relevant time, it determines that the relevant Performance Conditions and/or, as the Committee considers appropriate, the performance of the Company have been satisfied;

(ii)	the number of complete months that have elapsed between the Date of Grant and the date of cessation of employment as a proportion of the Performance Period; and
(iii)

in respect of any Awards granted on or after 27 February 2020, any other matter which the Committee considers relevant and appropriate (including, without limitation, the personal conduct and performance of the Participant).

In respect of any Award granted on or after 27 February 2020, if a Participant ceases to be an Eligible Employee before the Vesting Date, and the relevant Award does not lapse by the operation of this Rule 10.2, on the basis that the Committee has judged that the Participant is retiring from their professional executive career, the Committee may, in its absolute discretion, determine that any relevant Award which has not yet Vested be adjusted by reducing the number of Shares in respect of that Award to zero, if the Committee determines that the Participant has, within five years of ceasing to be an Eligible Employee, secured paid executive employment with a company outside of the Group.

10.3	Substitution of Award

Where the cessation of employment falls under Rule 10.2(c) or (d), the Company may determine that the Award (the Original Award) will be substituted for another award (the Substituted Award). The Substituted Award shall have such value at the date of the sale or transfer as is equal to the Market Value of the Shares the subject of the Original Award on that date. The Substituted Award shall be subject to the same terms as the Original Award as set out in the Rules, except as regards references to the Company (which shall be substituted by references to the company over whose shares the Substituted Award is made) and the applicable Performance Conditions, which may be amended by such company as is appropriate.

10.4	Cessation before the Vesting Date of an Award: reason other than one in Rule 10.2

If a Participant ceases to be an Eligible Employee before the Vesting Date for any other reason (other than death or Cause), the Committee may determine in its discretion that it shall not lapse on the cessation of employment. If it does so determine, it shall determine when and the extent to which the Award may Vest, having regard to the same matters as in Rule 9.1(ii), (iii) and (iv) (as appropriate) or Rule 10.2 (as applicable).

In respect of any Award granted on or after 27 February 2020, if a Participant ceases to be an Eligible Employee before the Vesting Date, and the relevant Award does not lapse by the operation of this Rule 10.4, on the basis that the Committee has judged that the Participant will not be seeking to secure alternative employment with a company outside of the Group (i) which has, in the Committee’s opinion, a size comparable to that of the Company, or (ii) which operates within the financial services sector, as determined the Committee, the Committee may, in its absolute discretion, determine that any relevant Award which has not yet Vested be adjusted by reducing the number of Shares in respect of that Award to zero, if the Committee determines that the Participant has, within five years of ceasing to be an Eligible Employee, secured paid employment with such a company.

10.5	Cessation before the Vesting Date of an Award: death

If a Participant ceases to be an Eligible Employee because of his death before the Vesting Date, the Award shall Vest on the date on which the Committee has been notified of the death and determined the extent to which the Award should Vest, having regard to:

(i)	the extent to which, at the relevant time, it determines that the Performance Conditions and/or, as the Committee considers appropriate, the performance of the Company have been satisfied;
(ii)	the number of complete months that have elapsed between the Date of Grant and the date of death as a proportion of the Performance Period; and
(iii)

in respect of any Award granted on or after 27 February 2020, any other matter the Committee considers relevant and appropriate (including, without limitation, the personal conduct and performance of the Participant).

Any Holding Period(s) applicable to any part of the Award shall cease to apply on such date.

10.6	Cessation before or after the Vesting Date: Cause

If a Participant ceases to be an Eligible Employee for Cause, his Awards shall lapse on the date of such cessation.

10.7	Cessation after Award has Vested but before end of Holding Period
(i)

If a Participant holds an Award that has Vested and such Participant dies before the end of a Holding Period applicable to his Award (or the relevant part of it), then notwithstanding anything to the contrary in the Rules, the Holding Period shall be deemed to have ended on the date on which the Committee has been notified of the death.

(ii)

If a Participant holds an Award that has Vested and such Participant ceases to be an employee of the Group before the end of a Holding Period applicable to his Award (or the relevant part of it) for any reason other than death, the Holding Period shall continue in force as though the Participant remained an Eligible Employee unless the Committee decides otherwise.

11.	VESTING OF AN AWARD: GENERALLY
11.1	Timing of transfer of Shares

Except as otherwise provided in the Rules, and subject to any necessary consents and to compliance by the Participant with the terms of this Plan, the Award shall Vest on the Vesting Date in respect of such number of Shares as determined in accordance with the Rules. The Participant shall be entitled to and the Company shall procure within 30 days after the Vesting of the Award the issue or transfer to the Participant (or to his nominee) of the full legal and beneficial ownership of the Shares to which he is entitled free from any liens, charges or encumbrances. The Company shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver or procure the delivery to the Participant (or his nominee) of a definitive share certificate or other evidence of title in respect of such Shares.

11.2	Legal and other requirements

Notwithstanding any other provision of this Plan, the Participant shall not be entitled and the Company shall not be obliged to issue or procure the transfer of Shares in connection with a Award or take any other action under the Plan unless and until the Company is satisfied that any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange, automated quotation system or any regulatory body or any other law, regulation or contractual obligation of the Company can be and have been complied with in full. The Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issue or transfer of Shares under this Plan. Certificates representing Shares will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, and a legend or legends may be placed thereon to reflect such restrictions.

11.3	Cash payments

The Company may decide, if it is appropriate for legal, regulatory or tax reasons, to make a cash payment to a Participant, in lieu of delivering Shares, of an equivalent value to the Shares but subject to any necessary deductions required by law. If the Company does so decide, the Company shall notify the Participant on or as soon as reasonably practicable following the Vesting Date that it has made such determination. The Company will not be required to pay the cash to the Participant until the end of the Holding Period(s) that would have applied to the Shares had the Award been satisfied in Shares (or on such earlier date as it may determine).

11.4	Tax

Notwithstanding the application of any Holding Period, any member of the Group, the employing company of the Participant or the Trustee may withhold such amounts and/or make such arrangements as it considers necessary to meet any liability to taxation or social security contributions for which it or any member of the Group or the Trustee is liable to account for in connection with the Vesting or exercise of an Award, including:

(i)	the sale of Shares on behalf of a Participant, unless the Participant discharges the liability; or

(ii)	reducing the number of Shares to be issued or transferred to the Participant under the Plan; or
(iii)	deducting any amount from any cash payment due to the Participant under the Plan or otherwise.
11.5	Holding Period

Following the Vesting of an Award, during any Holding Period, the Participant may not transfer, assign, charge or otherwise dispose of the beneficial interest in the Shares resulting from the Vesting of the part of the Award applicable to that Holding Period except:

(i)	with the permission of the Committee;
(ii)

in order to raise sufficient funds to pay any liability to taxation or social security contributions for which the Participant or any member of the Group is liable to account for in connection with the Vesting of an Award;

(iii)

if the Remuneration Committee so determines in accordance with Rule 13.4, on and from the date the Remuneration Committee determines that any Holding Period(s) will end following the occurrence of any event set out in Rule 13.1 or Rule 13.3.

12.	LAPSE OF AWARDS

For the avoidance of doubt, an Award shall lapse automatically on the earliest of:

(a)	the Participant being declared bankrupt or entering into any general composition with or for the benefit of his creditors, including any voluntary arrangement;
(b)	the date on which the Participant is dismissed for Cause;
(c)

the date on which the Participant ceases to be an Eligible Employee for any reason where the Committee has not exercised its discretion under Rule 9 to allow the Award to Vest or to continue subject to the Rules, unless and to the extent that the Award does not lapse on the Participant ceasing to be an Eligible Employee, in accordance with Rule 10;

(d)	the date on which the Committee has made any adjustment to an Award under Rule 8.1, to the extent of such adjustment;
(e)	the date on which the Committee determines, in accordance with the Rules, that an Award will not Vest in accordance with any of Rules 9, 10 and 14, to the extent of that determination; and
(f)	at the end of any period specified in Rule 13.

13.	CORPORATE TRANSACTIONS
13.1	Subject to Rule 12, Rule 13.2, Rule 14 and Rule 15, an Award will Vest on the date:
(a)

Takeover: on which an offeror (together with others, if any, acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire all of the issued ordinary shares of the Company or all of the shares of the Company which are of the same class as the Shares and which, in either case, are not at the time owned by the offeror or any company Controlled by the offeror and/or persons acting in concert with the offeror;

(b)

Section 979 notice: a person first becomes bound or entitled to acquire Shares under sections 979 to 982 of the Companies Act 2006, or would be so entitled but for the fact that there were no dissenting shareholders; and

(c)	Compromise or arrangement under section 899: when the court sanctions a compromise or arrangement between the Company and its shareholders under section 899 of the Companies Act 2006.
13.2	Reorganisation or merger

If a company (the Successor Company) has obtained Control of the Company, and either (i) the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event; or (ii) the remuneration committee of the board of directors of the Company (the Remuneration Committee) (as constituted before the relevant event) decides and the Successor Company consents to the exchange of Awards under this Rule, Awards will not Vest pursuant to Rule 13.1 but will be exchanged for equivalent Awards (as determined by the Remuneration Committee as constituted before the relevant event) in respect of shares in the Successor Company or another company within the Successor Company's group.

13.3	Winding up

Subject to Rule 12, Rule 14 and Rule 15, an Award will Vest:

(a)	immediately before the passing of a resolution for the voluntary winding-up of the Company; or
(b)	on the Court making an order for the winding-up of the Company.
13.4

To the extent an Award Vests under this Rule 13, notwithstanding any other provision in these Rules, the Remuneration Committee may, in its discretion, determine that any Holding Period(s) applicable to such Award or any part of that Award shall cease to apply on the date the Award Vests or on such later date as it may decide.

14.	DETERMINATION OF VESTING LEVEL

Where an Award Vests before the expiry of the relevant Performance Period under Rule 13, the number of Shares in respect of which the Award shall Vest shall be such number as is determined by the Remuneration Committee (as defined in Rule 13) in its discretion having regard to: (i) the performance of the Company (including, without limitation, the extent to which the Performance Conditions have been or are likely to be achieved as at the date of the relevant event to which Rule 13 refers) and (ii) the time elapsed between the Date of Grant and the relevant event to which Rule 13 refers, and (iii) any other matter which the Remuneration Committee considers relevant or appropriate (including, without limitation, the personal conduct and performance of the Participant).

15.	EXCHANGE OF AWARDS

Where an Award is to be exchanged under this Rule, any Award (the Old Right) may (if, under the Rules, the exchange is voluntary) or shall if, under the Rules, the exchange is automatic) be surrendered by the Participant in consideration of the grant to the Participant of a new award (the New Right) which, in the opinion of the Committee, is equivalent to the Old Right but relates to shares in a different company. The provisions of the Plan shall be construed in relation to the New Right as if:

(a)	the New Right were a Award granted under the Plan at the same time as the Old Right;
(b)

references to the Performance Conditions were references to such new performance conditions relating to the business or shares of the company whose shares are subject to the New Right (or any member of its group) as the Committee may consider appropriate in the circumstances;

(c)	references to the Company and the Group were references to the company whose shares are subject to the New Right and its group; and
(d)	references to Shares were references to shares in the new grantor.
16.	ADJUSTMENT OF AN AWARD ON A VARIATION

If there is a Variation, the number and/or the class of the Shares over which an Award has been granted may be adjusted in such manner as the remuneration committee of the board of directors of the Company determines to be appropriate taking into account any economic impact of the Variation on the Award. Any adjustment under this Rule shall be notified to the affected Participants as soon as reasonably practicable.

17.	RIGHTS ATTACHING TO SHARES ISSUED OR TRANSFERRED PURSUANT TO AWARDS

Subject to Rule 11.5 above, all Shares issued or transferred pursuant to a Award shall be of equal rank in all respects with the Shares in issue at the date of transfer or issue except as regards any rights attaching to such Shares by reference to a record date prior to the date of transfer or issue. Any Shares acquired pursuant to a Award shall be subject to the articles of association of the Company from time to time.

18.	AVAILABILITY OF SHARES AND LISTING

The Company shall at all times keep available for issue sufficient authorised but unissued Shares to satisfy all Awards under which Shares may be allotted or shall otherwise procure that Shares or Treasury Shares are available for transfer in satisfaction of Awards. If and so long as the Shares are listed on The Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, the Company shall either:

(a)

make application to the UK Listing Authority and to the London Stock Exchange for any Shares allotted pursuant to an Award to become admitted to such listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange; or

(b)

if and so long as the Shares are listed on the Hong Kong Stock Exchange, make an application to the Hong Kong Stock Exchange for the listing of, and permission to deal in, any Shares allotted pursuant to an Award.

19.	ADMINISTRATION AND AMENDMENT
19.1	Committee approval

The policies in respect of which Awards may be granted in accordance with the Rules shall be determined by the remuneration committee of the board of directors of the Company (the Remuneration Committee). Subject to Rules 19.2 and 19.3, the decision of the Remuneration Committee shall be final and binding in all matters relating to the Plan including any interpretation of the Rules and whether references to Committee in the Rules are to the Remuneration Committee. The Remuneration Committee may at any time discontinue the grant of further Awards or amend any of the provisions of the Plan in any way it thinks fit. Any reference in the Rules to the exercise of any discretion shall mean the absolute discretion of the Committee.

19.2	Shareholder approval

Subject to Rule 19.4, no amendment can be made to the advantage of Participants or Eligible Employees to the:

(a)	persons to whom Awards may be granted;
(b)	limit on the number of Shares which may be allocated under the Plan;
(c)	maximum entitlement for individual Participants;
(d)	rights attaching to Awards and Shares;
(e)	rights of Participants in the event of a Variation; or

(f)	terms of this Rule 19.2,

without prior approval by ordinary resolution of the members of the Company in general meeting.

19.3	Participants' approval

No amendment will be made under Rule 19.1 which would abrogate or materially affect adversely the subsisting rights of a Participant unless it is made:

(a)

with the written consent of Participants who hold Awards under the Plan to acquire 75 per cent. of the Shares which would be delivered if all of the Awards granted and subsisting under the Plan vested and/or were exercised; or

(b)	by a resolution of a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy,

and, for the purposes of this Rule 19.3, the provisions of the articles of association of the Company and of the Companies Act 2006 relating to shareholder meetings will apply with the necessary changes.

19.4	Permitted amendments

Rule 19.2 will not apply to any amendment which is:

(a)	minor and to benefit the administration of the Plan;
(b)	to take account of any changes in legislation; or
(c)	to obtain or maintain favourable tax, exchange control or regulatory treatment for the Company, any member of the Group or any present or future Participant.
19.5	Notice of amendments

Participants will be given written notice of any material amendments to the Plan made under Rule 19 which affect them as soon as reasonably practicable after they have been made.

20.	GENERAL
20.1	The Plan is an employees’ share scheme

The Plan constitutes an employees’ share scheme for the purposes of section 1166 of the Companies Act 2006 (being a scheme for encouraging or facilitating the holding of Shares). Any member of the Group may provide money to the Trustee or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan.

20.2	Rights of Participants and Eligible Employees

Nothing in the Plan will give any officer or employee of any member of the Group any right to participate in the Plan. Participation in one grant does not imply a right to participate or be considered for participation in a later grant. The rights and obligations of any individual under the terms of his office or employment with a member of the Group will not be affected by his participation in the Plan nor any right which he may have to participate under it. A Participant holding an Award will not have any rights of a shareholder of the Company with respect to that Award or the Shares subject to it, unless specified in the case of a Restricted Award.

20.3	No rights to compensation or damages

A Participant waives all and any rights to compensation or damages for the termination of his office or employment with a member of the Group for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements. Nothing in the Plan or in any document executed under it will give any person any right to continue in employment or will affect the right of any member of the Group to terminate the employment of any Participant or Eligible Employee or any other person without liability at any time, with or without Cause, or will impose on the Company, any member of the Group, the Board or the Trustee or their respective agents and employees any liability in connection with the loss of a Participant's benefits or rights under the Plan or as a result of the exercise of a discretion under the Plan for any reason as a result of the termination of his employment.

20.4	The benefits of Rules 20.2 and 20.3

The benefit of Rules 20.2 and 20.3 is given for the Company, for itself and as trustee and agent of all the members of the Group. The Company will hold the benefit of these Rules on trust and as agent for each of them and may assign the benefit of this Rule 20.4 to any of them.

20.5	Notices

Any notice or other document required to be given under or in connection with the Plan may be given to a Participant electronically, delivered to a Participant or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate. Any notice or other document required to be given to the Company under or in connection with the Plan may be given to the Company electronically, delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants). Notices sent by post shall be deemed to have been given on the day following the date of posting.

20.6	Stamp duty

The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Awards.

20.7	Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

20.8	Third parties

The Plan confers no benefit, right or expectation on an individual who is not a Participant. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. Any other right or remedy which a third party may have is unaffected by this Rule 20.8.

20.9	Data protection

All Eligible Employees agree, as a condition of their participation in the Plan, that any personal data in relation to them may be held by a member of the Group and/or the Trustee and passed on to a third party broker, registrar, administrator and/or future purchaser of the Company for all purposes relating to the operation or administration of the Plan, including to countries or territories outside the European Economic Area.

20.10	Governing Law

These Rules will be governed by and construed in accordance with the laws of England. All Participants, the Company and any other member of the Group will submit to the jurisdiction of the English courts in relation to any dispute arising under the Plan.

SCHEDULE 1

United States

This Schedule 1 shall apply to an Award to the extent that it is (to such extent, a “US Award”):

(i) subject to the tax laws of the United States of America (the “US”), or (ii) reasonably expected to become or becomes subject to the tax laws of the US. To take account of the tax laws of the US, the Rules of this Schedule 1 shall override the Rules of the Plan and any other Schedule to the extent that they are inconsistent with the Rules of this Schedule 1, except that the Rules of this Schedule 1 shall not override the provisions of Rule 4 and Rule 5 of the Plan nor any requirement under UK company law or the rules of the London or Hong Kong Stock Exchanges necessary for the lawful operation of the Plan in accordance with such law or rules. US Awards made under this US Schedule will be treated as counting against the limits under Rules 4 and 5 of the Plan. For the avoidance of doubt, this Schedule 1 only applies to US Awards, and Rule 8 of the Plan as modified by this Schedule 1 applies to all US Awards.

1

US Awards that are Conditional Awards are intended to be exempt from Section 409A of the Code, as amended from time to time and including regulations and other guidance that is issued with respect thereto (“Section 409A”), pursuant to the “short term deferral” exemption that is set forth in US Treasury Regulation Section 1.409A-1(b)(4). US Awards that are Restricted Awards are intended to be exempt from Section 409A pursuant to the exemption for “restricted property” that is set forth in US Treasury Regulation Section 1.409A-1(b)(6). The Plan and the terms of US Awards shall be interpreted and administered in a manner that ensures that they are exempt from Section 409A, except as otherwise expressly determined by the Committee. Notwithstanding the foregoing, the value of a Deferred US Award will become subject to Section 409A to the extent of a deferral election that is made pursuant to Section 12 of this Schedule 1. Therefore, Section 2 of this Schedule 1 shall apply to the value of such a Deferred US Award in connection with and after such a deferral election.

2

To the extent that the Plan, a US Award, or the settlement or deferral of a US Award is subject to Section 409A notwithstanding Section 1 of this Schedule 1, the Plan, that US Award, and the settlement or deferral of that US Award shall be interpreted and administered in a manner that ensures that each complies with Section 409A. In particular, a US Award that is subject to Section 409A may not be settled on account of the “separation from service” of a “specified employee” (each within the meaning of Section 409A) until six months after the specified employee’s separation from service or, if earlier, death. To the extent necessary to comply with Section 409A, the Committee shall timely amend the Plan and the terms of an affected US Award to the maximum extent permissible under Section 409A. Such an amendment shall be deemed to be a permitted amendment under Rule 19.4 of the Plan and as a consequence the shareholder approval requirements of Rule 19.2 of the Plan shall not apply. Rule 19.3 of the Plan is amended so far as it applies to US Awards so that no Participant consent shall be required for any such amendment. Any such amendment may be made on a retroactive basis to the extent that such retroactive amendment does not itself cause a violation of Section 409A. The Committee may seek safe harbour relief for a failure to comply with Section 409A pursuant to guidance that is issued by the US Internal Revenue Service from time to time.

3

US Awards that are Restricted Awards are generally exempt from Section 409A pursuant to the “restricted property” exemption, and are generally subject to the rules of Section 83 of the Internal Revenue Code, as amended from time to time and including regulations and other guidance that is issued with respect thereto (“Section 83”). Accordingly, US Awards that are Restricted Awards are generally taxable to the Participant upon becoming transferable or upon the lapse of the US Award’s “substantial risk of forfeiture” within the meaning of Section 83, and a Participant may generally make an election under Section 83(b) to be taxed with respect to a US Award that is a Restricted Award as of the Date of Grant of the Restricted Award. US Awards that are Restricted Awards shall be interpreted and administered in a manner that ensures that they comply with Section 83. In particular, the Vesting provisions of the Plan and of each US Award that is a Restricted Award are intended to subject such a US Award to a “substantial risk of forfeiture” within the meaning of Section 83 until the US Award Vests on the Vesting Date. The application of a Holding Period to such a US Award is intended to delay the transferability of the Shares subject to the US Award, as provided in the Plan, but is not intended to delay the US Award's Vesting or Vesting Date. The Plan and each US Award that is a Restricted Award shall be interpreted and administered accordingly, except as otherwise expressly determined by the Committee or provided in the US Award.

4

The Vesting provisions of the Plan and of each US Award are intended to subject US Awards to a “substantial risk of forfeiture” within the meaning of US Treasury Regulation Section 1.409A-1(d) until Vesting on the Vesting Date. The application of a Holding Period to such a US Award is intended to delay the transferability of the Shares subject to the US Award, as provided in the Plan, but is not intended to delay the US Award's Vesting or Vesting Date. The Plan and each US Award shall be interpreted and administered accordingly, except as otherwise expressly determined by the Committee or provided in the US Award. The Committee shall not exercise any discretion under the Plan, including under Rules 3.2, 8.2, 8.4, 9.1(iv), 10.2, 10.3, 10.4, 10.5, 10.7, 11.5, 13, 14, 15, 16, or 17 of the Plan, with respect to a US Award without either: (i) determining that such exercise of discretion will not cause the US Award to cease to be subject to such a “substantial risk of forfeiture”; or (ii) expressly determining to exercise such discretion notwithstanding that it will cause the US Award to cease to be subject to such a “substantial risk of forfeiture,”. and expressly determining that such exercise of discretion does not and will not result in a failure to comply with the requirements of Section 409A.

5

If a US Award is to be granted in exchange for another award, whether pursuant to Rules 6, 10.3, or 15 of the Plan or otherwise, the Committee shall ensure that the grant is either exempt from Section 409A or complies with the requirements of Section 409A, including the substitution rules at US Treasury Regulation Section 1.409A-3(f).

6

An enhancement of a US Award pursuant to Rule 7 of the Plan shall be deemed to be the grant of a new “legally binding right” (within the meaning of Section 409A) to a US Award, to the extent of the enhancement.

7

If (i) a US Award that is a Conditional Award is otherwise exempt from Section 409A; (ii) the Committee determines that it is necessary to delay the issuance or transfer of Shares with respect to that US Award pursuant to Rule 11.2 of the Plan or otherwise until after two and one half months after the end of the calendar year in which the relevant US Award Vests (the “Short-Term Deferral Date”); and (iii) such delay would cause the US Award to become subject to Section 409A, then on or before the Short-Term Deferral Date the Company shall (except as prohibited by Section 8 of this Schedule 1 or as otherwise expressly determined by the Committee) make a cash payment to the Participant pursuant to Rule 11.3 of the Plan (in lieu of delivering Shares)

of an equivalent value to the Shares but subject to any necessary deductions required by law. If (i) a US Award that is a Conditional Award is or becomes subject to Section 409A (including because a cash payment is not made according to the first sentence of this Section 7), and (ii) the Committee determines that it is necessary to delay the issuance or transfer of Shares with respect to that US Award pursuant to Rule 11.2 of the Plan or otherwise, then any such delay shall comply with the requirements of Section 409A.

8	The cash payment of a US Award that is subject to a Holding Period may be delayed under Rule 11.3 of the Plan only if such delay complies with the requirements of Section 409A.
9

To the extent that a US Award is subject to, and not exempt from, Section 409A, the occurrence of an event that is described in Rule 13 of the Plan shall not accelerate the time of settlement of such US Award unless either: (i) such event is also a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A, or (ii) the Committee determines that any such acceleration otherwise complies with Section 409A.

10

If a US Award is adjusted as a result of a Variation pursuant to Rule 16 of the Plan, such adjustment shall be made in a manner that either: (i) results in the US Award, as adjusted, continuing to be exempt from Section 409A, or (ii) results in the US Award, as adjusted, complying with Section 409A.

11	In no event will a Participant have the right to designate the year of settlement of any US Award.
12	DEFERRAL OF US AWARDS
12.1

The Committee may, in its sole discretion, allow a Participant to defer voluntarily the settlement of a US Award that is a Conditional Award in accordance with the terms and conditions of a deferred compensation plan in which the Participant participates that is maintained by the Company or any member of the Group (a “Deferred Compensation Plan”), subject to the conditions of this Section 12.

12.1.1

The settlement of a US Award may be deferred only to the extent that the US Award is Vested as of the date on which the deferral is to occur, which is the date on which the Company would have settled the US Award had the Participant not elected to defer its settlement (the “Deferral Date”).

12.1.2	If the US Award is a Performance Award (as defined in Section 12.2 of this Schedule 1), then:
(i)

the Participant must submit an irrevocable, written election to defer the settlement of the US Award pursuant to this Section 12 on or before the date that is six months before the end of the Performance Period;

(ii)

the Participant must have performed services continuously from the later of the beginning of the Performance Period or the date the Performance Conditions were established, through the date the election is made pursuant to this Section 12; and

(iii)	in no event may an election be made pursuant to this Section 12 with respect to the US Award that is a Performance Award after the amount that is payable upon the settlement of the US Award becomes readily ascertainable, within the meaning of Treasury Regulation Section 1.409A-2(b)(8).

12.1.3	If the US Award is not a Performance Award but is exempt from Section 409A pursuant to the “short term deferral” exemption that is set forth in US Treasury

Regulation Section 1.409A-1(b)(4), then:

(i)	the Participant must submit an irrevocable, written election to defer the settlement of the US Award pursuant to this Section 12 at least 12 months before the Vesting Date;
(ii)	the election may not take effect until at least 12 months after the date on which the election is made; and
(iii)

the settlement of the US Award must be deferred for a period of at least 5 years from the Vesting Date; provided that the 5-year mandatory deferral period in this Section 12.1.3(iii) shall not apply to the extent that the deferred US Award is settled upon a “change in ownership”, a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company, each within the meaning of Section 409A.

12.1.4

If the US Award is not a Performance Award and is not exempt from Section 409A pursuant to the “short term deferral” exemption that is set forth in US Treasury Regulation Section 1.409A-1(b)(4), then the Participant must submit an irrevocable, written election to defer the settlement of the US Award pursuant to this Section 12 not later than December 31 of the year preceding the year that includes the first day of the Performance Period.

12.1.5

Notwithstanding the foregoing, if any deferral election pursuant to this Section 12 is a subsequent deferral election within the meaning of Section 409A, then such subsequent deferral election must: (a) be made at least 12 months prior to the earliest settlement date under the Plan; (b) must not take effect until at least 12 months after the date on which the election is made; and (c) must postpone the settlement date for a period of not less than five years from the date settlement would otherwise have occurred (except as otherwise permitted by Section 409A).

12.1.6

A Participant may not make a deferral election pursuant to this Section 12 to defer the settlement of a US Award to a Deferred Compensation Plan unless the election complies with the rules of this Section 12, the rules of that Deferred Compensation Plan, and the rules of Section 409A.

12.1.7	Notwithstanding the foregoing, a Participant may not defer voluntarily the settlement of an Award that is subject to a Holding Period.
12.2

A US Award is a “Performance Award” for purposes of this Schedule 1 if the Performance Conditions cause the US Award to qualify as “performance-based compensation” within the meaning of US Treasury Regulation 1.409A-1(e).

12.3

A Participant who has deferred the settlement of a US Award pursuant to this Section 12 (to the extent of the deferral, a “Deferred US Award”) shall, after the end of the relevant Performance Period, receive notice of the number of Shares or cash amount that would have been released to him or her had he or she not deferred receipt of the Shares or cash amounts with respect to the Deferred US Award.

12.4

A Deferred US Award will remain subject to the Rules of the Plan, including this Schedule 1, through to the Deferred US Award’s Deferral Date. A Participant’s election to defer the settlement of a Deferred US Award pursuant to this Section 12 constitutes the Participant’s irrevocable waiver and release of all of the Participant’s rights under the Plan with respect to the Deferred US Award, effective as of the Deferral Date. In lieu of releasing the deferred Shares or cash under this Plan with respect to a Deferred US Award, the Committee will inform the sponsor of the Deferred Compensation Plan to which settlement of the Deferred US Award is deferred of the deferred value of the Deferred US Award, and the sponsor of the Deferred Compensation Plan will be responsible for crediting such deferred value to that Deferred Compensation Plan on the Participant’s behalf, subject to applicable law (including Section 409A) and any applicable payroll and other tax withholding. After the Deferral Date, the Company will have no liability to the Participant with respect to the Deferred US Award, and the sponsor of the Deferred Compensation Plan to which settlement of the Deferred US Award is deferred will be exclusively liable to the Participant with respect to the deferred value of such Deferred US Award, in accordance with the rules of that Deferred Compensation Plan.

12.5

After the Deferral Date, a Deferred US Award and all of the Participant’s rights with respect thereto will be governed exclusively by the rules of the Deferred Compensation Plan to which settlement is deferred, except that:

12.5.1	Rule 8.4 of the Plan is deemed to be incorporated into that Deferred Compensation Plan with respect to, and will continue to apply to, the Deferred US Award after its deferral; and
12.5.2

the Committee may, in its sole discretion, implement a clawback under Rule 8.4 with respect to the Deferred US Award by requiring that the sponsor of that Deferred Compensation Plan effect a forfeiture of the Participant’s unpaid benefits under the Deferred Compensation Plan to the extent that such benefits derive from the Deferred US Award that is subject to the clawback, after adjustment for any deemed investment earnings and losses thereon under the rules of the Deferred Compensation Plan. The Participant will remain liable for the cash repayment of any deficiency remaining with respect to a clawback amount after offset by the amount of such forfeited benefits.

13

Nothing in the Plan or this Schedule 1 requires the Company to make any contributions or create any fund, or to otherwise segregate assets, with respect to a US Award, including a Deferred US Award. A Participant’s interest in a US Award shall be notional only, and without limiting the generality of the foregoing, a US Participant shall have no interest whatsoever in any Shares or cash held by any trust involved in the administration of the Plan. US Awards, Shares, and cash amounts shall be and remain subject to the claims of the Company’s general creditors until the settlement of the US Award or deferral of the Deferred US Award. A Participant’s rights under a Deferred Compensation Plan shall be and remain subject to the general creditors of the member of the Group that sponsors the Deferred Compensation Plan, except as that Deferred Compensation Plan otherwise provides.

14	NEITHER THE COMPANY NOR ANY OTHER MEMBER OF THE GROUP MAKES REPRESENTATIONS OR WARRANTIES REGARDING THE TAXATION OF US

AWARDS, SHARES OR ANY OTHER BENEFITS UNDER THE PLAN, INCLUDING THEIR TAX-DEFERRED NATURE OR COMPLIANCE WITH SECTION 83, SECTION 409A OR ANY OTHER APPLICABLE LAW. NEITHER THE COMPANY NOR ANY OTHER MEMBER OF THE GROUP IS LIABLE TO A PARTICIPANT OR ANY OTHER PERSON FOR ANY TAXES, PENALTIES, INTEREST OR OTHER DAMAGES INCURRED AS A RESULT OF ANY FAILURE TO COMPLY WITH ANY APPLICABLE TAX OR OTHER LAW, INCLUDING SECTION 83 OR SECTION 409A, REGARDLESS OF WHETHER THE FAILURE WAS INADVERTENT OR INTENTIONAL.

15

Claims with respect to US Awards shall be submitted to the Committee . The Committee shall make each claim determination with respect to a benefit in a uniform and non-discriminatory manner within 90 days (in the case of a claim for disability benefits, within 45 days) after the Committee receives the claim for benefits. The Committee shall during that period grant the claim, deny the claim, or notify the claimant that special circumstances require an extension of time for the processing of the claim and the extended date by which a decision will be rendered. Any such extension shall not exceed 180 days from the initial notice; provided that, in the case of a claim for disability benefits, any such extension shall not exceed 75 days from the initial notice and must be necessary due to matters beyond the Committee’s control. The Committee may further extend the time for the processing of a claim for disability benefits for up to an additional 30 days, provided that: (a) due to matters beyond the Committee’s control a decision cannot be rendered during such 75-day period, and (b) the Committee notifies the claimant, prior to the expiration of such 75-day period, that special circumstances require such an extension of time for the processing of the claim and of the extended date by which a decision will be rendered. A notice of the extension of time for the processing of a claim for disability benefits shall specifically explain the standard on which entitlement to the benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be afforded at least 45 days within which to provide the specified information.

During the applicable claims review period (including permitted extensions), the Committee shall give the claimant notice of any whole or partial denial of the claimant’s claim for benefits, as well as of any other adverse benefit determination. The notice shall set forth the specific reasons for the adverse benefit determination, shall reference to the specific Plan provisions on which the determination is based, shall describe any additional material or information necessary for the claimant to perfect his claim and why such material or information is necessary, shall advise the claimant that he may submit an appeal of the determination to the Committee within 180 days after receipt of such notice, and shall include a statement of any right that the claimant has to bring a civil action under Section 502 of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review. In addition, a notice of an adverse determination with respect to a claim for disability benefits shall be provided in a culturally and linguistically appropriate manner and shall set forth: (a) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a disability determination regarding the claimant presented by the claimant to the plan made by the

Social Security Administration; (b) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; (c) either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards, or other similar criteria of the plan do not exist; and (d) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

The claimant may submit an appeal of a benefit claim determination to the Committee within 180 days after the claimant’s receipt of the notice of the determination. Failure of the individual to file an appeal with the Committee within the allowable 180-day period will constitute an irrevocable consent by the individual to the Committee’s decision, and the Committee’s notice described above shall so state.

The appeal shall provide a full and fair review of the claimant’s claim for benefits and the adverse benefit determination that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant may submit written comments, documents, records, and other information relating to the claim for benefits in connection with the appeal. The claimant will also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, both in connection with the appeal and any adverse benefit determination. The appeal shall be reviewed by an individual who was neither a party who made the initial adverse benefit determination nor a subordinate of such a party. The review will not afford deference to the initial adverse benefit determination and shall take into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was previously submitted or relied upon in the initial determination. The determination on appeal shall identify the medical or vocational experts whose advice was obtained on behalf of the plan in connection with any adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

Before issuing an adverse benefit determination on appeal relating to a disability benefit claim, the Committee shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated on behalf of or at the direction of the individual making the benefit determination in connection with the claim. Such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on appeal is required to be provided to give the claimant a reasonable opportunity to respond prior to that date. In addition, before issuing an adverse benefit determination on appeal relating to a disability benefit claim based on a new or additional rationale, the Committee shall provide the claimant, free of charge, with the new or additional rationale as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

Within 60 days (in the case of a claim for disability benefits, within 45 days) after receipt of the request for review, the Committee shall notify the claimant either as to the decision on the appeal or that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day (in the case of a claim for disability benefits, 45-day) period. In no event shall such extension exceed a period of 60 days (in the case of a claim for disability benefits, 45 days) from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.

Notwithstanding the prior paragraph, if the Committee holds regularly scheduled meetings at least quarterly, then with respect to benefit claims other than claims for disability benefits: (a) the notice required by the prior paragraph shall instead be provided no later than the date of the meeting of the Committee that immediately follows the receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting; (b) if the request for review is filed within 30 days preceding the date of such meeting, such notice may be provided by no later than the date of the second meeting following the receipt of the request for review; and (c) if special circumstances require a further extension of time for processing such a claim, the notice shall be provided not later than the third meeting following receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.

During the applicable review period on appeal (including permitted extensions), the Committee shall give the claimant notice of the benefit determination on review. The notice shall set forth the specific reasons for the determination, shall reference to the specific Plan provisions on which the determination is based, shall state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and shall include a statement of any right that the claimant has to bring a civil action under Section 502 of the Employee Retirement Income Security Act of 1974, as amended. In addition, a notice of an adverse determination with respect to a claim for disability benefits shall be provided in a culturally and linguistically appropriate manner and shall set forth: (a) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a disability determination regarding the claimant presented by the claimant made by the Social Security Administration; (b) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; and (c) either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist.

A notice of benefit determination, whether initial or on review, shall in any event be provided as soon as possible, but not later than the date required by this claims procedure.